UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Innovating the Future of Energy

2023 Proxy Statement

Nabors Industries Ltd.
Notice of Annual Meeting
June 6, 2023

Notice of 2023 Annual Meeting

of Shareholders

Date and Time

Tuesday,

June 6, 2023

10:00 a.m.

Central Time

Place

The Offices of Nabors Corporate Services, Inc.

515 W. Greens Road

Houston, TX 77067

Who Can Vote

Shareholders of record at the close of business on April 10, 2023, may only vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

How to Cast your Vote

Online

www.proxyvote.com and accessible via the QR code below.

By mail

Sign, date and return your proxy card/voting instruction form to vote by mail.

By phone

1-800-690-6903

In Person

Owners with shares held through a bank or broker may vote in person at the Annual Meeting if they have a legal proxy from the bank or broker and bring it to the Annual Meeting.

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (“Nabors” or the “Company”), we cordially invite you to attend the Company’s meeting of shareholders to be held at the offices of our subsidiary, Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas, 77067 on June 6, 2023, at 10:00 A.M. CDT (the “Annual Meeting”), for the following purposes:
Proposals		Board Vote Recommendation	For Further Details
1	Election of seven directors for one-year term	“FOR” each director nominee	Page 23
2	Approval and appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2023, and authorization for the Audit Committee of the Board to set the independent auditor’s remuneration	“FOR”	Page 33
3	Approval, on a non-binding, advisory basis, of the compensation paid by the Company to its named executive officers as disclosed in this Proxy Statement	“FOR”	Page 79
4	Advisory vote, on a non-binding basis, on the frequency of future advisory votes to approve named executive officer compensation	“ONE YEAR”	Page 80

Consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s annual audited financial statements for the year ended December 31, 2022 will be presented at the Annual Meeting. For information regarding the Company’s 2022 financial performance, please read our 2022 Annual Report.

Further information regarding the Annual Meeting and the above proposals is set forth in the accompanying Proxy Statement. The proposal summaries above do not contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about Thursday, April 27, 2023. Shareholders who have requested a paper copy of the Proxy Statement and the Company’s 2022 Annual Report will receive those documents. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

The Notice and proxy materials are first being made available to our shareholders on or about April 27, 2023.

For the Board of Directors,

Mark Andrews

Corporate Secretary

April 27, 2023

2023 Proxy Statement

Letters from Leadership

From our Chairman of the Board, President, and CEO

Dear Fellow Shareholders:

2022 was another exceptional year for Nabors, in which we demonstrated the strength and agility of our long-term strategy through increasing penetration of our proprietary technologies, improving capital structure, growth and providing strong returns to our shareholders. While we saw industry conditions improve, the drivers of our exceptional performance in 2022 were unique to Nabors and underpinned by the successful execution of our long-term strategy. We are immensely proud of the Company’s efforts and how they position us for the future – our resilience, commitment and innovation has never been stronger.

A Year of Surpassing Milestones

The following noteworthy milestones were accomplished in 2022:

•

Record gross margins in our Drilling Solutions business and reaching milestones in robotics: Nabors Drilling Solutions (“NDS”), which offers specialized proprietary drilling technologies, saw accelerated growth with the annual Adjusted EBITDA run rate surpassing $120 million(1), as gross margin set another record at more than 51%(1). Additionally, following deployment of the industry’s first fully automated land rig in 2021, we achieved another milestone by deploying our innovative robotics modules to fully automate existing land rigs. This achievement allows Nabors to scale drilling automation on existing rigs at a fraction of the cost of a newbuild rig, while increasing safety and delivering true, factory drilling.

•

Performance excellence in the Lower 48: In the Lower 48, daily rig revenue increased by nearly $6,400, which primarily flowed through to daily gross margin, and in the fourth quarter alone improved by nearly $3,500, to $14,600, an all-time high and the highest in 2022 amongst our drilling peers in the Lower 48.

•

Significant headway towards financial goals: We continued our aggressive approach to debt reduction primarily through free cash flow generation. This resulted in another milestone of reducing our net debt(1) by $186 million over the course of 2022 and surpassing $1.8 billion of improvement since the start of 2018.

•

Ongoing growth in our international segment and deployment of the first two SANAD newbuild rigs: Our international segment maintained strong results, and our Saudi Aramco Nabors Drilling (“SANAD”) joint venture deployed its first two new build rigs of the initial five awards. SANAD was also awarded five additional newbuild rigs, bringing the total to ten awards through 2022.

•

Award Winning Energy Transition Strategy: Demonstrating our commitment and progress to deliver responsible hydrocarbon production, four innovative energy efficiency products have been deployed in areas such as green fuels, engine management, grid connectivity, and energy storage. In addition, Nabors is scaling new energy technologies through our venture investments to assemble an ecosystem of startups with potentially disruptive solutions in the fields of geothermal, emissions monitoring, advanced energy storage, hydrogen and renewables. This strategic approach to our energy transition mission culminated in Nabors receiving the Energy Transition Award – Upstream at the 2022 Platts Global Energy Awards.

The achievement of these milestones, driven by our strategic objectives, demonstrate the commitment of our employees. We are immensely proud of the Company’s efforts and how they are reflected in our 2022 results, but most of all for how they position us for the future.

On behalf of the Board and our management team, I extend our appreciation for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO Chairman, President and Chief Executive Officer April 27, 2023

(1) Throughout this Proxy we reference non-GAAP measures such as “net debt”, “Adjusted EBITDA” and other measures against which we gauge performance, liquidity and compensation. Please refer to Annex A for an explanation and reconciliation of these non-GAAP measures

2023 Proxy Statement	1

Business Highlights

L48 Drilling

Significant improvement in Lower 48 Drilling financial metrics.

NDS

Strong growth and record gross margin % in Drilling Solutions.

Net Debt

Meaningful progress reducing Net Debt.

Share Price Performance

NBR shares outperformed the VanEck Oil Services ETF

2	2023 Proxy Statement

From our Independent Lead Director

Dear Fellow Shareholders:

It is an honor to continue serving as Nabors’ Independent Lead Director and, on behalf of the entire Board of Directors, I thank you for your continued investment in Nabors. The Board values feedback from shareholders and considers it to be an integral element of Board discussions and decisions. The input we receive from our investors is shared with the entire Board. As the Board’s Independent Lead Director, I have taken a consistent and active approach to shareholder engagement. During shareholder engagement in 2022, I was joined by my fellow director and chair of the Nabors’ Compensation Committee, Tanya Beder, along with other members of the Nabors management team.

The majority of our discussions took place following our 2022 Annual Meeting and were focused primarily on the topic of executive compensation. Many of our conversations also included deeper dialogue related to our ESG progress, the Board’s risk assessment framework and the composition of our Board. During our shareholder engagements, we heard insightful and invaluable perspectives across these topics. The feedback we heard on our compensation practices, metrics, peer group, and approach to multi-year goal setting was particularly helpful and shareholder suggestions to include more detail on our Board’s thinking and the Compensation Committee’s process is something we endeavored to do in this year’s Proxy Statement. We take these perspectives seriously and continue to demonstrate our responsiveness through changes to our compensation programs and disclosure enhancements. For a complete summary of the feedback from our conversations with shareholders, please refer to the Executive Compensation section below.

I encourage you to read our 2023 Proxy Statement, our 2022 Annual Report on Form 10-K, and other proxy materials. I also encourage you to read our 2022 Sustainability Report (as of December 31, 2022), which is available on the Nabors’ website.

We are as optimistic as ever about the outlook for Nabors and look forward to continuing our dialogue with our shareholders and broader stakeholders on the issues that matter most to you. We believe the continued evolution of our ESG program, executive compensation plan and overall business strategy has benefitted from our deep engagement with shareholders. These developments position us to continue delivering value for shareholders and stakeholders alike.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. Even if you plan to attend the Annual Meeting please submit a proxy as soon as possible to ensure that your shares are voted at the Annual Meeting in accordance with your instructions.

It is a great pleasure to serve as your Independent Lead Director, and I look forward to hearing from many of you in the coming year.

Sincerest regards,

JOHN YEARWOOD Independent Lead Director April 27, 2023

2023 Proxy Statement	3

Proactive Shareholder Engagement

Why We Engage

We believe that dialogue with shareholders and key stakeholders affords our Board and management team deep, important insights on the most important topics facing our Company. We respond to all shareholder engagement requests and regularly reach out to engage with shareholders on a variety of topics throughout the year. Doing so allows for more focused, effective responses to issues and questions as they arise.

How We Engage

Outreach

Shareholders are engaged through various methods, including one-on-one meetings, analyst conferences, investor meetings, panel discussions, and the Annual Meeting. Throughout the year, we engage in intensive outreach to our shareholders.

Discussion

Active discussions involving management and independent directors, including our Independent Lead Director and at least one board committee chairperson, are the key to gaining insight and understanding of investor questions and concerns.

Feedback

Shareholder feedback from any medium is shared with management and the Board of Directors.

Results

Shareholder feedback is deliberated by the Board, and converted into tangible actions or additional disclosures, as necessary.

2022 Shareholder Engagement Facts

51	The number of our largest shareholders we reached out to over the past year, representing approximately 67% of our common shares outstanding.

7	The number of discussions with our largest shareholders, representing over 34% of our outstanding shares as of year-end 2022.

39	The number of our largest shareholders who, despite multiple attempts, we regret not having been able to engage with during 2022.

The Chair of the Compensation Committee, the Independent Lead Director, and the Corporate Secretary participated in all these discussions along with a small team of experts from Nabors. Our investor relations team also engaged in dialogue on a regular basis with several shareholders.

Engagement Topics	Focus Areas

ESG

•  Our energy transition strategy

•  Our approach to board and committee refreshment, including our approach to board diversity

•  Our ESG strategy and reporting

•  Diversity, equity and inclusion throughout Nabors

•  Board leadership and robust role of the Independent Lead Director

Executive Compensation (See CD&A for additional details)

•  Continued enhanced disclosure, clarity and readability of our CD&A

•  Our ongoing commitment to right-size C-Suite compensation

•  Our ongoing incorporation of ESG metrics into CEO compensation

•  Our implementation of well-defined C-Suite goals and quantifiable metrics

•  Our focus on pay for performance (e.g., PSUs and TSR shares) rather than purely time-based equity awards (e.g., Restricted Stock Units (“RSUs”)), in contrast to our peers

•  Our use of annual goals as part of a broader scheme of multi-year targets and the potential for additional multi-year goal setting

•  Greater disclosure of the Compensation Committee’s target setting process

4	2023 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Shareholder Feedback on ESG

The table below details the feedback we heard from our shareholders on ESG initiatives and the actions the Company took to address shareholders’ views on our ESG program. The changes implemented in 2022 reflect our Board’s strong commitment to shareholder engagement.

What We Heard Regarding ESG	Actions Taken in Response	Outcome

Continue inclusion of ESG metrics in executive compensation plans and specifically, those of CEO performance goals

Continued to focus on CEO compensation metrics by expanding reductions in Scope 1 and 2 GHG emissions intensity in our international drilling markets and instilling diversity throughout employee and corporate leadership See “Stewardship of the Environment”, below

Continued enhanced disclosure on employee diversity to incentivize achievement of targeted diversity representation at all levels

Adopted the Task Force for Climate-Related Financial Disclosure (TCFD) framework for reporting, which is overseen by the ESG Committee See “Stewardship of the Environment”, below

Continue to follow the recommendations of the Sustainability Accounting Standards Board (SASB), Global Reporting Initiative (GRI) and the International Petroleum Industry Environmental Conservation Association (IPIECA)

✓  Rigorous annual performance goals and targets including use of ESG Metrics in CEO pay (See “CEO and CFO Performance Goals and Assessment”, below)

✓  Publishing of our 2022 Sustainability Report (as of December 31, 2022)

✓  We continue to evaluate our ESG Reporting to meet stakeholder expectations and remain ahead of market trends

Enhance Board composition with respect to diversity, skillsets and improve related disclosure

Diversity has been and continues to be a core component of the Board’s refreshment and succession planning efforts

Ongoing review of Board composition and representation of female and diverse candidates with various skill sets

The Board is committed to prioritizing future director candidates who are diverse, with particular focus on improving the Board’s diversity/gender ratio in line with our global activities

✓  The two most recent director appointments support our commitment to a diverse, talented and experienced Board

✓  Increased disclosure around the Board’s commitment to improving Board diversity (See Board Diversity, Evaluation and Refreshment, below)

✓  Expanded Director’s skillsets and backgrounds on an individual basis (See Summary of Director Nominee Skills and Characteristics)

Provide additional disclosure on investor outreach and integration of feedback	Since 2021, the Company has conducted comprehensive ongoing shareholder outreach exercises whereby we receive valuable feedback which is shared with the full Board and integrated into our decision making	✓ Extensive disclosure around feedback and company responsiveness included in public filings

2023 Proxy Statement	5

What We Heard Regarding ESG	Actions Taken in Response	Outcome

Increase disclosure surrounding the Board’s risk assessment framework	Considering various methodologies to increase disclosure of the highest risks to the company See “Board’s Oversight of Risk Management and Cybersecurity Oversight”, below	✓ Enhanced disclosure surrounding risk management

Our Commitment to Sustainability

Sustainability is an essential part of our corporate culture and an integral part of our strategic plans. Through technological innovation, environmental impact planning, corporate safety initiatives and community relations activities, the Company understands that our business conduct is just as important as our results.

Stewardship of the Environment

In 2022, we continued to deepen our commitment to environmental sustainability. The following operational highlights and targets demonstrate our commitment.

•  Further developed our ESG disclosures in our comprehensive 2022 Sustainability Report (as of December 31, 2022), as we aligned with the framework and pillars supporting SASB, GRI and TCFD (as defined in Annex A).

•  Reduced our Scope 1 GHG emissions per foot drilled for Nabors international rigs by over 30% from our baseline year of 2020 and 19% from the prior year.

•  Executed on our energy transition strategy commencing with the successful implementation of SmartPOWER™, PowerTAP™ and nanO2®.

ESG Oversight

Management’s ESG Oversight Structure

With a direct line of communication to the Board and direct report to the CEO, ESG Strategy and Oversight is overseen by the Senior Vice President, Chief Administrative Officer (SVP, CAO), with close alignment to senior leaders who manage the implementation of ESG initiatives in their respective areas. Senior leaders represent Energy Transition, Operations, Technologies, Environmental, Social and Governance and report either directly to the CEO or indirectly through the SVP, CAO, and ensure priorities and goals are shared across the business. ESG priorities and goals fall within multiple categories, including Carbon & Climate, Risks and Stakeholder/Society, DEI, Product, Safety, Quality and Brand, and Governance.

Specialists in their respective areas are responsible for coordination and execution on the climate strategy, targets and ensuring successful ESG implementation through their Execution Teams.

6	2023 Proxy Statement

ESG Organizational Structure

2023 Proxy Statement	7

Our People

Nabors recognizes that managing our human capital is essential to the long-term success of the Company. Our Board of Directors advises on the key elements of human capital management while the leadership team implements these elements to build a skilled, diverse and competitive workforce of the future.

Our Commitment to Safety

In 2022, following deployment of the industry’s first fully automated land rig, we achieved another milestone by deploying our innovative robotics modules to fully automate existing land rigs. These modules retrofit rigs to create an unmanned rig floor by removing crews from red zone areas, while delivering consistent and predictable drilling performance.

We continued our high level of safety performance with a Total Recordable Incident Rate (TRIR) of 0.48

Diversity, Equity, and Inclusion

As a global company focused on internal collaboration to achieve common goals and external partnerships to optimize customer value, Nabors believes a diverse workforce is key to its success. We continue to promote a diverse work environment that welcomes all backgrounds, ethnicities, and experiences. Our employee base represents nearly 90 nationalities.

•  41% of our U.S. workforce identifies as a member of at least one minority group (increasing by 5.1% from 2021) with 30% of management identifying as a member of at least one minority group;

•  Women represented 5% of our global workforce, 11% of which hold management positions, and 20% of our SGA and FS (as defined in Annex A) workforce;

•  U.S. SGA and FS women made up 19% leadership roles and 30% entry-level positions;

•  We are proud to have reduced female attrition among our SGA and FS workforce by more than 20% from the previous year through female focused programs, policies, and career development;

•  Minority groups represented 41% of our U.S. workforce, increasing by 5.1% compared to last year;

•  Through our DEI initiatives, we enhanced our paid maternity leave to 12-weeks, and we now offer 2-weeks of paid parental leave for the non-birthing parent, regardless of tenure, for all eligible employees.

2022 Global Employees by Regions	2022 U.S. Employees by Ethnicity

8	2023 Proxy Statement

Talent Management

Nabors is dedicated to the development and training of our worldwide workforce. It begins at onboarding, where employees receive job-specific instruction with integrated safety expectations, corporate ethics, and behavior trainings designed to create an inclusive workplace. Select successes in this area during 2022 include:

•  Unveiling four new training modules specific to diversity, equity, and inclusion;

•  Achieved 96% compliance with all safety-related training;

•  Furthering our DEI efforts in our ongoing succession planning, completed 100% of the executive succession plans; and

•  Implemented our ACE (Actively Changing Energy) early career development program that identifies newly degreed STEM (Science, Technology, Engineering and Mathematics) graduates; 80% of the selected employees represented minority groups.

Governance Best Practices

Corporate Governance

Our shareholders elect the Board of Directors (the “Board”) to act on their behalf and to oversee their interests. Unless reserved to the shareholders under applicable law or the Company’s Bye-laws, all corporate authority resides in the Board as the representative of the shareholders.

Role of the Board of Directors

The Board directs the management of the Company’s business and affairs, and, while retaining ultimate oversight responsibilities, selects executive officers to manage the day-to-day operations of the Company. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including the “Board Guidelines on Significant Corporate Governance Issues” (the “Governance Guidelines”) and the Company’s “Code of Business Conduct”, at least annually and makes changes as necessary. For example, since the 2022 Annual Meeting, the Company has updated the Related Party Policy and reviewed existing clawback policies in connection with the Board’s intention to adopt the Securities and Exchange Commission’s (“SEC”) new executive compensation clawback requirements upon the requisite effective date. The Governance Guidelines and the Code of Business Conduct along with all Committee charters are available on the Company’s website at www.nabors.com.

Corporate Governance Best Practices

As corporate governance best practices continue to evolve, so do we. Our Board is committed to the following best practices:

✓ Independent Lead Director	✓ Significant stock ownership across key executives

✓ Annual Director elections	✓ Proxy access

✓ Fulsome board evaluation process	✓ Continuing education for directors

✓ Active shareholder engagement program	✓ Shareholder rights to call special meetings

✓ Gender, ethnic, cultural and experience diversity among Board and management	✓ Majority independent board

Shareholder Communication with the Board

Shareholders and other interested parties may contact any of the Company’s Directors (as a group or individually), Board committees, or independent Directors as a group, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda, or by mail to P.O. Box HM3349, Hamilton, HMPX, Bermuda. Shareholder communications received in this manner will be handled in accordance with the Board’s “Policy

2023 Proxy Statement	9

Regarding Shareholder Communications with the Board of Directors”, which is available at www.nabors.com. In addition, any concern about the Company’s conduct, or a complaint about the Company’s accounting, internal control or auditing matters, may be communicated directly to the Independent Lead Director, to the outside directors as a group, or to the Audit Committee. Such communications will be treated as confidential and can be anonymous and may be submitted in writing in care of the Corporate Secretary, or reported by phone to the Nabors Hotline, established specifically for reporting policy concerns, at 1-877-NABORS7.

Overview of Key Governance Topics

Board Leadership Structure

While our Governance Guidelines provide for an independent chair of the Board following the tenure of our current Chairman and CEO, the Board believes that the current combination of the Chair/CEO role with an experienced, Independent Lead Director creates an effective and balanced board leadership structure for the Company at this time. The Board believes that Mr. Petrello is best positioned to chair regular board meetings because of his primary responsibility for the Company’s day-to-day operations and his extensive knowledge and understanding of the Company and its industry. Furthermore, combining the roles of Chair and CEO in Mr. Petrello creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. Both the Chairman and Independent Lead Director serve on the Board’s Executive Committee, and any Director may raise a matter for consideration by the Board. The Board’s current view is that a combined Chair and CEO position, together with a predominantly independent Board and a proactive, objective Independent Lead Director, promotes a candid discourse and responsible corporate governance.

If reelected, Mr. Yearwood will continue to serve as our Independent Lead Director, a position he has held since 2011. The Board believes that Mr. Yearwood’s extensive management experience in the industry and effective performance in the role of Independent Lead Director qualify him to continue to serve in that capacity.

The Independent Lead Director’s primary responsibilities include:

•	Presiding over executive sessions of independent directors;

•	Calling meetings of the independent directors as desirable;

•	Developing and approving, together with the Chair, the agenda for board meetings, adding agenda items where he deems appropriate;

•	Serving on the Executive Committee of the Board;

•	Chairing certain portions of the board meetings;

•	Providing input and guidance on strategy and growth directly to management in operations;

•	Serving as a liaison between the Chair and the independent directors;

•	Leading, together with the ESG Committee Chair, the Board’s annual self-evaluation; and

•	Performing other duties delegated by the Board from time to time.

The Independent Lead Director also participates in direct engagement discussions with the Company’s shareholders. This past year, our Independent Lead Director partnered with the Chair of the Compensation Committee and members of the Nabors management team in extensive communications with significant shareholders and other stakeholders regarding compensation and ESG matters.

Director Independence

The ESG Committee conducts a review at least annually of the independence of each member of the Board and its Committees and reports its findings to the full Board. As permitted by the rules of the SEC and New York Stock Exchange (“NYSE”), the Board has adopted categorical standards to assist in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the SEC and NYSE and are set forth in our Governance Guidelines available on our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under “Certain Relationships and Related Transactions” below, as well as social and other relationships, in determining whether a director is independent.

10	2023 Proxy Statement

Upon the recommendation of the ESG Committee, and after considering all relevant factors, the Board has determined that each member of the Board, other than Mr. Petrello, is independent. The Board also has determined that each member of our Audit, Compensation, and ESG Committees meets the independence standards established for these Committees by the NYSE and the applicable rules and regulations of the SEC.

Board Diversity, Evaluation and Refreshment

Board, Committee and Individual Director Evaluations

The ESG Committee regularly assesses the Board’s performance and ensures that it is composed of highly qualified Directors with diverse skillsets and backgrounds who will serve as stewards of investor capital and drive the Company’s focus to ensure the continued creation of long-term shareholder value. A formal evaluation of the Board and its committees is conducted on an annual basis to solicit anonymous feedback and determine appropriate action based on that feedback.

We recognize that our Board needs more gender diversity and we are committed to bringing on additional female perspectives as well as other forms of diversity, including racial, regional, and skillset. As the ESG Committee considers its long-term Board refreshment strategy, we are committed to maintaining a pipeline of diverse Director candidates. As a part of this commitment, the Board has determined that women and minorities will be included in the initial pool of candidates when selecting new director nominees. The ESG Committee also routinely evaluates the size and structure of its Board, including the possibility of expanding the size of the Board over time. The ESG Committee would aim to fill these positions with diverse candidates from the current pipeline.

In addition to ensuring adequate industry expertise on the Board, the ESG Committee also assesses the continued relevance of the Directors’ expertise and skills to the Company’s long-term strategy and goals. The ESG Committee further evaluates the extent to which the Directors continue to remain independent of management, with its evaluation focusing not only on applicable listing standards of the SEC and NYSE but also on whether the directors have a relationship to the Company and management other than their board seat that could impact their ability to exercise independent judgement.

The ESG Committee believes it is desirable to maintain a mix of longer-tenured, experienced directors who have developed enhanced knowledge and understanding of, and valuable insight into, the Company and its operations and newer directors with fresh perspectives. As a result, we do not impose director tenure limits or a mandatory retirement age. The ESG Committee has considered shareholder perspective regarding longer-tenured directors. At this time, the Board believes that its longer-serving directors provide meaningful contribution and perspective to the boardroom given their experience and institutional knowledge. In particular, the ESG Committee believes that continuity on the Board allows for longer-tenured directors to add meaningful value and provide effective oversight of management. Accordingly, while director tenure is taken into consideration when evaluating the Board’s composition, the ESG Committee believes that imposing limits on director tenure would deprive the Board of the valuable contributions of its most experienced members.

To ensure a robust approach to director suitability, evaluation, and refreshment, our Independent Lead Director, together with the ESG Committee Chair, leads the Board’s annual self-evaluation, which considers the following topics:

•  Board/Committee materials

•  Board/Committee meeting logistics and effectiveness

•  Board/Committee oversight responsibilities

•  Board/Committee composition

•  Committee effectiveness

•  Individual director performance

The results of the evaluation are reviewed by the ESG Committee and discussed at the full board level. When appropriate, changes are implemented to improve board performance and responsiveness.

2023 Proxy Statement	11

Risk Oversight

Our full Board is responsible for risk oversight and delegates this responsibility to the Risk Oversight Committee. The Risk Oversight Committee oversees the Company’s policies and processes regarding risk assessment and risk management, and the Company’s enterprise risk management, compliance, and operational control activities. The Risk Oversight Committee meets at least quarterly to evaluate the Company’s risk exposure and tolerance.

12	2023 Proxy Statement

The Board also has a procedure in place for employees, shareholders and any other person to report concerns about the Company’s conduct, accounting, internal controls and other matters to the Board. In addition, the Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Cybersecurity Oversight

Cybersecurity is an integral part of risk management at Nabors. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects, and preparedness for recovery of any such incidents on the Company and our stakeholders. Our Board is actively engaged in the oversight of our cybersecurity program.

1.

Our ERMC receives reports on the Company’s cybersecurity program and developments from our Vice President of Information Technology and reports to the Company’s Board of Directors at each of the regularly scheduled quarterly meetings. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status;

2.	We have a cross-functional approach to addressing cybersecurity risk, with digital technology, legal, and the corporate audit functions presenting to the ERMC on key cybersecurity topics; and

3.	In addition, on at least an annual basis, the full Board receives a comprehensive cybersecurity review, such as director education through third party experts in cybersecurity.

We leverage the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF) to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. Additionally, we evaluate our controls environment using other relevant standards like Oil and Natural Gas Subsector Cybersecurity Capability Maturity Model (ONG C2M2). The Company has not experienced a material cybersecurity breach within the last three years.

We also include multi-domain cybersecurity training as part of our required annual training program. In addition, training and awareness is integrated and continues throughout the year, utilizing various delivery methods such as phishing campaigns, live training sessions, and informational articles.

We perform regular testing and monitoring of our systems including vulnerability scanning, penetration testing, tabletop exercises, and disaster recovery exercises that are performed both in house and by external third parties.

Strategy Oversight

Overseeing the Company’s business strategy is a key focus area for the Board, and Directors are regularly engaged in ongoing dialogue on the topic. To stay apprised of ongoing and emerging

2023 Proxy Statement	13

developments, senior management presents at least quarterly on strategic progress and initiatives. The Board also meets annually for a formal strategy session in which it assesses overall progress and go-forward strategic priorities, which ensure that compensation metrics incentivize executives and the management team to execute on goals aligned with the budget and achievement of the Board’s short and long-term objectives. Further, frequent formal and informal interactions take place between the Board and senior business unit leaders.

Code of Business Conduct

The Company has adopted a Code of Business Conduct in accordance with NYSE requirements. All of our employees, including our executive officers and senior management, as well as our non-employee directors, are required to abide by our Code of Business Conduct and related policies and procedures, to ensure that our business is conducted in a consistently legal and ethical manner. We also expect vendors and suppliers to act consistently with the Code of Business Conduct. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any material amendments to the Code of Business Conduct, or waivers from any provision of the Code of Business Conduct that apply to our CEO, CFO and Corporate Secretary.

Meetings of the Board and Committees

Our Board members are actively involved in on-going oversight of the Company’s activities. Board and Committee meetings typically involve several days of preparation and meeting time, often involving travel to one of our business operations locations, so that board members have a “field-level” view of the business and its people. In addition to the 24 board and Committee meetings held throughout 2022, our board members routinely met with members of Nabors’ senior leadership, shareholders, key customers, vendors, and other stakeholders in order to listen, learn, and educate themselves.

The Board has six Committees, each of which report their activities to the full Board: (1) the Audit Committee, (2) the Compensation Committee, (3) the ESG Committee, (4) the Risk Oversight Committee, (5) the Technology and Safety Committee, and (6) the Executive Committee. Appointments to and chairs of the Committees are recommended by the ESG Committee and approved by the Board. Directors are expected to attend all meetings of the Board and Committees on which they serve. In practice, a small board provides the unique opportunity for all Directors to participate in all committee meetings, regardless of committee membership, which promotes greater knowledge sharing and leveraging each director’s specialized skillset.

Each of our incumbent Directors attended 100% of all meetings and information sessions of the Board and Committees on which they served during 2022. We encourage our Board members to attend the annual general meeting of shareholders. In 2022, five of our Board members attended the 2022 Annual General Meeting.

The following chart shows the current membership and Chair of each Committee, and the number of meetings held by each Committee during 2022.

Director	Audit	Compensation	ESG	Risk Oversight	Technology & Safety	Executive

Tanya S. Beder	✓	Chair			✓

Anthony R. Chase		✓	✓	Chair

James R. Crane					Chair	✓

John P. Kotts	Chair	✓

Michael C. Linn			Chair	✓

Anthony G. Petrello						Chair

John Yearwood	✓		✓	✓	✓	✓

Number of Meetings	4	4	4	4	4	0

14	2023 Proxy Statement

Board Practices and Commitment

The Board held four meetings during 2022, in addition to numerous information sessions. The Board also took action by unanimous written consent when appropriate. Each of the Audit, Compensation, ESG, Risk Oversight, and Technology and Safety committees met four times, in addition to holding numerous information sessions, and also took action by unanimous written consent when appropriate. On an interim basis, the Executive Committee of the Board or a Special Committee may be designated to oversee ongoing active matters that may require actions between Board meetings. In 2022, the Executive Committee took action on one occasion via unanimous written consent.

Ordinarily, the Board targets at least one meeting each year to be held at a key Nabors market location outside the United States. This practice allows the Board members to have direct contact with both field level and local management and facilitates a greater understanding of the challenges and opportunities in these markets. Examples include board meetings in the United Arab Emirates, Argentina, Saudi Arabia, Colombia, Mexico and Canada. The Board also may use these occasions to meet with key customers and vendors, and to receive direct feedback on the Company’s performance and opportunities.

Key management personnel, including one or more of their direct reports, are invited on a rotational basis to make presentations to the Board at every meeting. This practice ensures informed contact by the Board members with management. Our standard practice is to permit all Board members to attend Committee meetings. This practice promotes extraordinary depth of knowledge with respect to Company matters and ensures the Company benefits from the Directors’ collective knowledge, skill and experience. Board members also hold meetings with shareholders, either in person or by telephone. This allows the Board to have direct communication and to discuss issues that are of importance to the shareholders. Members of the Board also meet regularly with management and employees of the Company to discuss strategy and other matters. The Board and its committees also have executive sessions without management present. Any committee member or Board director can request such executive session at each of the regularly scheduled meetings.

Key Committee Responsibilities

The following tables show the key responsibilities of each Board Committee.

Audit Committee

Key Responsibilities

•  Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management, and compliance with legal and regulatory requirements.

•  Selects, determines the compensation of, evaluates and, if deemed appropriate, replaces the independent auditor, and preapproves audit and permitted non-audit services.

•  Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

•  After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

•  Prepares the Audit Committee reports for inclusion in the Proxy.

•  Conducts information sessions in connection with the Company’s quarterly earnings releases and other matters.

All members of the Audit Committee were determined to have met the independence, financial literacy and experience requirements of the NYSE and SEC rules and regulations. The Board has also determined that Messrs. Kotts and Yearwood and Ms. Beder meet the criteria of “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

2023 Proxy Statement	15

Compensation Committee

Key Responsibilities

•  Evaluates the performance of the CEO and CFO.

•  Establishes the compensation of our executive officers, and reviews and approves the compensation of other senior leaders.

•  Establishes, reviews and approves measurable goals applicable to the compensation of the CEO and CFO and the goals and objectives of the Company’s executive compensation programs.

•  Oversees the administration of our incentive compensation and other equity-based compensation plans for officers and employees.

•  Reviews and discusses with management the Compensation Discussion and Analysis (“CD&A”) and recommends to the Board the inclusion of the CD&A and Compensation Committee reports in the proxy statement.

•  Communicates with the Audit Committee regarding performance goals and evaluations of key finance, internal control, internal audit and risk management personnel.

•  In consultation with the ESG Committee and our independent, external compensation consultants, recommends director compensation.

•  Meets with the Risk Oversight Committee to confirm that compensation and incentive pay structures do not encourage unnecessary risk taking.

All members of the Compensation Committee were determined to have met the independence standards of the NYSE.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

ESG Committee

Key Responsibilities

•  Identifies and recommends candidates for election to the Board.

•  Monitors skill set coverage of the current Board as well as Committee succession planning.

•  Establishes procedures for the Committee’s oversight of the evaluation of the Board.

•  Reviews corporate governance policies annually.

•  Reviews and approves any related-party transactions involving Directors and executive officers.

•  Oversees setting of ESG strategy and related risks and opportunities.

•  Receives regular updates from key sustainability-related personnel on initiative progress.

•  Monitors and advises the Board on environmental, social, and governance-related policy initiatives, including compliance, and oversees the publication of the Company’s sustainability report.

All members of the ESG Committee were determined to have met the independence standards of the NYSE.

The ESG Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Risk Oversight Committee

Key Responsibilities

•  Monitors management’s identification and evaluation of major strategic, operational, regulatory, information technology, cybersecurity and other external risks inherent in the Company’s business.

•  Reviews the integrity of the Company’s systems of operational controls, regarding legal and regulatory compliance.

•  Reviews the Company’s processes for managing and mitigating operational and enterprise risk.

The Risk Oversight Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

16	2023 Proxy Statement

Technology and Safety Committee

Key Responsibilities

•  Reviews the Company’s strategic technology positions, including intellectual property, patents, and trademarks.

•  Monitors the Company’s compliance with health and safety standards.

•  Reviews the Company’s safety performance and strategic technology position.

•  Reviews the integrity of information technology systems, including the potential for cybersecurity threats.

The Technology and Safety Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Executive Committee

Key Responsibilities
As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company.

Non-Employee Director Compensation

We believe it is essential to attract outstanding non-employee Directors and to align their economic interests in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Director compensation and benefits are set by the full Board, upon the recommendation of the Compensation Committee. Director compensation is based on market analysis and recommendations provided by the Compensation Committee’s independent compensation consultant. Since the 2021 Annual General Meeting, Pay Governance, LLC (“Pay Governance”) has served as the Compensation Committee’s independent compensation consultant, and we are pleased with the ongoing refreshment of our compensation practices. The Compensation Committee consists entirely of independent Directors, and is authorized to delegate authority to one or more subcommittees.

We believe that director compensation should be reasonable considering what is customary for companies of similar size, global scope and complexity and should reflect the time, effort and expertise required of our Directors to adequately perform their responsibilities. The amount of compensation paid or awarded to our non-employee Directors takes into account the high level of director involvement with the Company, the amount of time required for our Directors to adequately perform their duties, and the requirement that our Directors travel a substantial distance to attend meetings at key Nabors market locations throughout the world.

In 2018, the Board approved, and the shareholders ratified, a director compensation policy that limits each non-employee director’s individual compensation to a maximum of $550,000 per calendar year (the “Non-Employee Director Compensation Limitation”). Under the Non-Employee Director Compensation Limitation, the Board has the authority to make decisions with respect to the components of director compensation; in other words, such compensation may consist of cash, equity or other consideration, up to the aggregate limit of $550,000. The Non-Employee Director Compensation Limitation was reconfirmed by shareholders in 2020 in connection with their approval of the Company’s Amended and Restated 2016 Stock Plan.

Current retainers are as follows:

Board member cash retainer	$100,000	Audit Committee Chair cash retainer	$60,000

Board member restricted stock award	$250,000	Audit Committee member cash retainer	$15,000

Committee member (non-Audit) cash retainer	$10,000	Independent Lead Director cash retainer	$35,000

Committee Chair (non-Audit) cash retainer	$30,000

2023 Proxy Statement	17

All cash retainers are paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options in lieu of the quarterly cash retainer payment, valued at the amount of the payment using the Black-Scholes valuation model.

The restricted share awards to non-employee Directors generally are made shortly after the annual general meeting of shareholders. This ensures that the awards are granted only to shareholder-elected members for the current year and not to Directors who are retiring or otherwise not continuing as Directors. In addition, Directors who retire from the Board and who meet other criteria may under certain circumstances maintain previously issued equity awards outstanding upon approval by the Compensation Committee.

Under the Director Share Ownership guidelines, each director is required to own Company shares with a value of at least five times the director’s annual cash retainer (exclusive of any portion of the retainer received as a member or Chair of any Committee). Share value for purposes of the guidelines is determined as of the date of grant for vested or unvested restricted share awards or, in the case of open market purchases, the date of acquisition. Each director has three years from the date of their first election to the Board by the shareholders to meet the ownership requirements of the guidelines. Each director is currently in compliance with the guidelines.

The following table sets forth information concerning total director compensation in 2022 for each non-employee director. Mr. Petrello, who was an employee of the Company throughout 2022, is not included in this table. His compensation is reflected in the Summary Compensation Table under “Executive Compensation Tables” below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)

Tanya S. Beder	155,000	250,000	0	0	0	0	405,000

Anthony R. Chase	75,000	250,000	75,000	0	0	150,000	550,000

James R. Crane	130,000	250,000	0	0	0	0	380,000

John P. Kotts	127,500	250,000	42,500	0	0	0	420,000

Michael C. Linn	140,000	250,000	0	0	0	0	390,000

John Yearwood	180,000	250,000	0	0	0	0	430,000

(1)

Represents cash retainer fees paid. Any director may elect to receive immediately vested stock options, in lieu of the quarterly cash retainer payment, valued at the amount of the payment using the Black-Scholes valuation model. During 2022, Mr. Chase elected to receive stock options in lieu of one-half his cash retainer payment, resulting in the receipt of 688 fully-vested stock options, and Mr. Kotts elected to receive stock options in lieu of one-quarter of his cash retainer payment, resulting in the receipt of 368 fully-vested options.

(2)

The amounts shown in the “Stock Awards” column reflect the grant-date fair value of restricted share awards, in accordance with FASB ASC Topic 718. On June 7, 2022, upon re-election each non-employee director received an award of 1,315 restricted shares as a part of their annual compensation. The number of restricted shares was determined by dividing the approved award dollar amount of $250,000 by $190.14. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

(3)	As of December 31, 2022, each of the non-employee Directors held 1,315 unvested restricted shares.

(4)	As of December 31, 2022, the number of outstanding stock options, all of which are fully vested, were as follows: Ms. Beder – 60; Mr. Chase – 1,829; Mr. Crane – 791; and Mr. Kotts – 9,977.

(5)	Mr. Chase received cash compensation for his services as a director on the board of SANAD, our joint venture with Saudi Aramco.

18	2023 Proxy Statement

Share Ownership of Directors and Executive Officers

Our Directors and executive officers are required to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company’s common shares ties a portion of their net worth to the Company’s share price and provides a continuing incentive for them to work toward superior long-term stock performance.

As of April 10, 2023, Nabors had 10,630,607 common shares outstanding and entitled to vote, including shares held by subsidiaries of Nabors. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 10, 2023, by each of our current Directors and executive officers, both individually and as a group. Except as otherwise indicated below, each person has sole voting and investment power for the common shares shown below:

	Common Shares Beneficially Owned

Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Total Outstanding(3)

Tanya S. Beder	10,755	*

Anthony R. Chase	9,093	*

James R. Crane	12,995	*

John P. Kotts	18,448	*

Michael C. Linn	12,204	*

Anthony G. Petrello(4)	532,121	4.93%

John Yearwood	18,394	*

Mark D. Andrews	6,010	*

William J. Restrepo	151,115	1.42%

All Directors and executive officers as a group (9 persons)	771,135	7.09%

*	Less than 1%

(1)	The address of each of the Directors and named executive officers listed above is in care of the Company at Crown House, 4 Par-la-Ville Rd., Second Floor, Hamilton, HM 08 Bermuda.

(2)

We have included in the table common shares underlying stock options and warrants that have vested or are scheduled to vest within 60 days of April 10, 2023. For purposes of computing the percentage of shares held by the persons named above, such option and warrant shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options and warrants, respectively, or those vesting within 60 days of April 10, 2023, included in the table are as follows: Ms. Beder – 60 and 2,679; Mr. Chase – 1,829 and 1,699; Mr. Crane – 791 and 3,110; Mr. Kotts – 9,977 and 0; Mr. Linn – 0 and 3,110; Mr. Petrello – 0 and 170,649; Mr. Restrepo – 0 and 43,382; Mr. Yearwood – 0 and 4,879; and all Directors/executive officers as a group – 12,657 and 229,508. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule.

(3)	The percentage of class owned is based on the Company’s total common shares outstanding as of April 10, 2023, the record date for this year’s Annual Meeting.

(4)

The shares listed for Mr. Petrello include 6,284 shares owned by a charitable foundation over which Mr. Petrello, as an officer of the foundation, has voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.

2023 Proxy Statement	19

Share Ownership of Certain Beneficial Owners

The following table contains information regarding each person known to us to beneficially own more than 5% of our outstanding common shares as of April 10, 2023, the record date for this year’s Annual Meeting, based on Schedule 13G filings made by such persons with the SEC.

Beneficial Owner Name and Address	Amount and Nature of Beneficial Ownership	Percent of Total Outstanding(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	1,638,392	15.41%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	827,615	7.79%

(1)	The percentage of shares outstanding are based upon the Company’s total common shares outstanding as of April 10, 2023.

(2)

Based on a Schedule 13G/A filed on January 23, 2023, BlackRock and certain of its affiliates have sole voting power with respect to 1,600,169 shares and sole dispositive power with respect to 1,638,392 shares as of December 31, 2022.

(3)

Based on a Schedule 13G filed on February 9, 2023, The Vanguard Group and certain of its affiliates have shared voting power with respect to 14,210 shares, sole dispositive power with respect to 806,051 shares and shared dispositive power with respect to 21,564 shares as of December 31, 2022.

Certain Relationships and Related Transactions

The Board has adopted a written policy regarding the review, approval and ratification of “related-party transactions” which is reviewed on an ongoing basis by the Board. An updated policy was adopted by the Board on February 14, 2023. A “related person” is defined under applicable SEC rules and includes our Directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our ESG Committee, which is comprised entirely of independent Directors, is responsible for reviewing and approving in advance all transactions involving any related party of the Company. In making its determination, the ESG Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the director’s independence.

Mr. Crane, an independent Director of our Board, controls Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in or otherwise controls several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics. In 2022, the value of the Company’s transactions with these CCG companies was $13 million excluding pass through charges, which the ESG Committee determined is immaterial to both the Crane companies and the Company. In its determination, the ESG Committee considered that:

•	The Company’s aggregate payment for services to the CCG companies constituted approximately 0.48% of the consolidated revenue of the CCG companies;

•	Mr. Crane was not and is not involved in the commercial decisions of either the Company or the CCG companies related to the provision of services to the Company; and

•	All commercial transactions between the Company and the CCG companies were and are conducted at arm’s length and in the ordinary course of business.

The ESG Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines and the Company’s Related Party Policy. The ESG Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies. Mr. Crane was available to answer questions about the transactions and the relationship between the Company and the CCG companies, but otherwise abstained from any discussion, consideration, or vote of the Board on this subject. Mr. Crane does not serve on the Compensation Committee, the ESG Committee, or the Audit Committee of the Board.

20	2023 Proxy Statement

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.nabors.com. The Audit Committee is responsible for (i) oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, and financial risk management, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), (iii) the performance of the Company’s internal auditors and independent auditor and (iv) the Company’s compliance with legal and regulatory requirements with respect to the foregoing. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the assessment of and the report on the Company’s internal control over financial reporting included in the Annual Report. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2022. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2022, the Audit Committee, among other things:

•

Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q, and the annual report on Form 10-K, including the consolidated financial statements and the report on internal controls;

•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2022 and summaries of the significant reports to management by the internal auditors;

•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;

•	Reviewed and ratified the Audit Committee’s charter; and

•	Met with the independent auditor in executive sessions.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year end December 31, 2022, the critical accounting policies that are set forth in the Company’s annual report on Form 10-K for the year then ended, management’s annual report on the Company’s internal controls over financial reporting, and PricewaterhouseCoopers LLP’s opinion on the effectiveness of the internal controls over financial reporting.

The Audit Committee discussed with the independent auditor matters that independent registered public accounting firms must discuss with Audit Committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB Accounting Standards No. 1301 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting

2023 Proxy Statement	21

principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting, were compatible with maintaining its independence.

The Audit Committee also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by, and related fees of, the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2022, be included in the Company’s annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2023, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the Annual Meeting.

Respectfully submitted,

THE AUDIT COMMITTEE

John P. Kotts, Chair

Tanya S. Beder

John Yearwood

22	2023 Proxy Statement

Proxy Statement

Election of Directors
Proposal 1	The members of the ESG Committee recommend that you vote “FOR” the re-nomination of all seven directors.

The members of the ESG Committee recommended the re-nomination of all seven Directors. The full Board has agreed with the recommendations of the ESG Committee and nominated each of Ms. Beder and Messrs. Chase, Crane, Kotts, Linn, Petrello and Yearwood for re-election. Each nominee for director who is elected at the Annual Meeting will serve a one-year term, expiring at the next annual general meeting of shareholders or until such later time as such director’s successor is duly elected and qualified. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election.

The ESG Committee and the Board have determined that the nominees possess the right mix of backgrounds, perspectives and experiences to provide robust oversight. The Board regularly evaluates the needs and risks facing the Company to ensure the Board embodies the necessary skills, attributes and qualifications to suit the evolving landscape in which it operates. The Board’s top priority is to ensure effective and ethical oversight of the Company and its operations, and the implementation of its strategic goals.

To guide this process, the ESG Committee considers a broad set of criteria to ensure that each candidate can assist the Board in fulfilling its fiduciary duties to the Company and its shareholders. In identifying and recommending director nominees, the ESG Committee places primary emphasis on the following criteria:

•	Reputation, judgment, integrity and, for non-employee Directors, independence;

•	Diversity of viewpoints, backgrounds and experience, including gender, race, ethnicity, age, and geography;

•	Business or other relevant experience;

•

The extent to which the interplay of the nominee’s expertise, skills, knowledge, and experience with that of the other members of the Board will result in an effective Board that is responsive to the Company’s needs; and

•

For director nominees who are current Directors, history of attendance at Board and Committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Board Guidelines on Significant Corporate Governance Issues, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda, or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

2023 Proxy Statement	23

Director Nominee Snapshot

Upon the recommendation of the ESG Committee (formerly the Governance and Nominating Committee), the Board has nominated the following seven director nominees (all of whom are current Directors) to be elected at the Annual Meeting of shareholders. All the nominees for director are independent under the rules of the SEC and NYSE, other than Mr. Petrello, who is our Chief Executive Officer. Detailed information about each director nominee, including their respective backgrounds, skills and experience, can be found under “Director Nominees” below.

Name, Age and Primary Occupation	Director Since	Independent	Committees

Tanya S. Beder, Age 67 Chair and CEO of SBCC Group Inc.	2017	✓	Audit, Compensation (Chair), Technology and Safety

Anthony R. Chase, Age 68 Chair and CEO of ChaseSource, L.P.	2019	✓	Compensation, ESG, Risk Oversight (Chair)

James R. Crane, Age 69 Chair and CEO of Crane Capital Group Inc.	2012	✓	Executive, Technology and Safety (Chair)

John P. Kotts, Age 72 Private investor and entrepreneur	2013	✓	Audit (Chair), Compensation

Michael C. Linn, Age 71 President and CEO of MCL Ventures, LLC	2012	✓	ESG (Chair), Risk Oversight

Anthony G. Petrello, Age 68 Chairman of the Board, President and CEO	1991		Executive (Chair)

John Yearwood, Age 63 Independent Lead Director Retired President, CEO and COO of Smith International, Inc.	2010	✓	Audit, ESG, Executive, Risk Oversight, Technology and Safety

24	2023 Proxy Statement

Director Dashboard

2023 Proxy Statement	25

Summary of Director Nominee Skills and Characteristics

Skills & Experience

Public Company Director								7

Corporate Governance								7

Oilfield Services Industry								5

Drilling								4

Oil and Gas								6

CEO/ Business Head								7

International								7

Finance/ Capital Allocation								6

Financial Literacy/ Accounting								7

Investment Banking								4

Manufacturing								3

Technology								3

Machine Learning/Artificial Intelligence								2

Logistics								1

Legal								3

Strategy								7

Risk Management								7

Supply Chain								1

Academia/ Education								3

Cybersecurity								1

Health, Safety and Environment								4

Other Attributes

Independence								6

Board Tenure	5	3	10	9	10	31	12

Self-Identified Racial, Ethnicity and Gender Characteristics for Directors

Black or African American

White or Caucasian

West Indian Islander

Gender	F	M	M	M	M	M	M

The members of the ESG Committee, as well as the full Board, believe that the combination of the various qualifications, attributes, skills, balanced tenure and experiences of the director nominees contributes to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and expertise to provide effective oversight of the Company and its business.

Continuing Education for Directors

The Board has access to a number of resources to assist Directors in enhancing their skills and knowledge in current and evolving areas that are relevant to our business. The Company also pays for reasonable expenses associated with a director’s attendance at continuing education programs. The Board is also routinely briefed by external advisors on the macro and industry environment as well as other issue-specific topics throughout the year.

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Board Refreshment and Succession Planning Process

The Board routinely evaluates its composition to ensure that composition is aligned with the needs of the Company’s business strategy. To support this process, the ESG Committee evaluates the skills, experience and capabilities of the Board in light of the Company’s strategy and considers how Board composition may evolve to address emergent strategic needs. In considering Board refreshment, the ESG Committee also takes into account diversity. The Board acknowledges the benefits of diverse viewpoints and experiences in the decision-making process. The ESG Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders.

In the more recent years, the Company has added two new Directors to its seven-person Board, Ms. Tanya Beder, who self-identifies as female, and Mr. Anthony Chase, who self-identifies as an underrepresented minority, both of whom bring diverse perspectives. The Board also has an established practice of rotating membership of key Committees as well as rotating Committee leadership positions to allow for fresh perspectives. In furtherance of this practice, in 2020 Michael Linn stepped down as Chair of the Compensation Committee and Tanya Beder assumed the role. The Board additionally refreshed the chairs of the ESG and Risk Oversight Committees.

Director Nominees

Tanya S. Beder Independent Director Director since: 2017 Age: 67	Committees: Audit, Compensation (C), Technology and Safety Other Public Company Boards: 1

Tanya Beder currently serves as the Chair and CEO of SBCC Group, Inc. (“SBCC”), which she founded in 1987. SBCC is an independent advisory firm whose projects include assisting corporate management, institutional investors, large financial firms and other clients in solving complex financial problems under crisis and providing strategic advice to seize opportunities. Ms. Beder has served since 2011 on the board of the American Century mutual fund complex in Mountain View, CA, where she is Chair of the Board. She has served since 2019 as a member of the Kirby Corporation (NYSE: KEX) Board of Directors on the Audit and ESG and Nominating committees. Ms. Beder holds a Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.

Previously, Ms. Beder was the Chief Executive Officer of Tribeca Global Management LLC, a $2.6 billion dollar fund with operations in Singapore, London, and New York; Managing Director of Caxton Associates LLC, a $10 billion asset management firm; and President of Capital Market Risk Advisors, Inc. Ms. Beder also spent time in various positions with The First Boston Corporation (now Credit Suisse) where she was a part of the first team of derivatives traders and structurers for currency and interest rate swaps, caps, collars, floors, futures, and options, and was on the mergers and acquisitions team in New York and London. In January 2013, she was appointed to the President’s Circle of the National Academies after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. Ms. Beder is a Board Member Emeritus of the International Association of Quantitative Finance, where she previously served as Chair. She is an appointed Fellow of the International Center for Finance at Yale University and taught courses on finance and fintech at Stanford University.

Ms. Beder holds a B.A. in mathematics and philosophy from Yale University, and an MBA from Harvard Business School.

Qualifications: Ms. Beder brings to the Board extensive asset management experience, vast knowledge of operational and risk management, and experience serving on both public and private Boards of Directors. The Board also benefits greatly from Ms. Beder’s service on key Committees, including the Compensation Committee, which she Chairs, as well as her financial expertise.

2023 Proxy Statement	27

Anthony R. Chase Independent Director Director since: 2019 Age: 68	Committees: Compensation, ESG, Risk Oversight (C) Other Public Company Boards: 3

Tony Chase is Chairman & CEO of ChaseSource, LP, a staffing, facilities management, and real estate development firm. ChaseSource is recognized as one of the nation’s largest minority-owned businesses by Black Enterprise Magazine. Mr. Chase started and sold three ventures (Chase Radio Partners, Cricket Wireless and ChaseCom) and now owns and operates his fourth, ChaseSource. The first, Chase Radio Partners, founded in 1992, owned seven radio stations and was sold to Clear Channel Communications in 1998. The second was Cricket Wireless a nationwide cell phone service provider that he started together with Qualcomm in 1993. Mr. Chase opened the first Cricket markets in Chattanooga and Nashville, TN. The third was ChaseCom, a company that built and operated call centers in the United States and India, which Mr. Chase sold to AT&T Corporation in 2007. He is also a principal owner of the Marriott Hotel at George Bush Intercontinental Airport in Houston and the Principle Auto Toyota dealership in greater Memphis, Tennessee.

Mr. Chase serves on the boards of LyondellBasell Industries N.V. (NYSE: LYB), CullenFrost Bank (NYSE: CFR) and Par-Pacific Holdings, Inc. (NYSE: PARR) and previously served on the Board of Heritage Crystal Clean, Inc. until 2022. Mr. Chase is Professor of Law Emeritus at the University of Houston Law Center. Mr. Chase is passionate about community engagement and chairs the City of Houston/Harris County COVID-19 Relief Fund and co-chaired the City of Houston/Harris County Hurricane Harvey Relief Fund.

Mr. Chase serves on several non-profit boards in Houston: Houston Endowment, Greater Houston Partnership, Texas Medical Center, MD Anderson Board of Visitors, and the Greater Houston Community Foundation. Mr. Chase served as Deputy Chairman of the Federal Reserve Bank of Dallas and the Chairman of the Greater Houston Partnership. He is also a member of the Council on Foreign Relations.

A native Houstonian, Mr. Chase grew up attending Houston public schools. He is an honors graduate of Harvard College, Harvard Law School and Harvard Business School. He is also an Eagle Scout. Mr. Chase is the recipient of many awards, including the American Jewish Committee’s 2016 Human Relations Award, Houston Technology Center’s 2015 Entrepreneur of the Year, 2013 Mickey Leland Humanitarian Award (NAACP), 2013 Bob Onstead Leadership Award (GHP) and the 2012 Whitney M. Young Jr. Service Award. He also received Ernst & Young’s Entrepreneur of the Year, the Pinnacle Award (Bank of America) and the Baker Faculty Award (UH Law Center).

Qualifications: Mr. Chase brings experience and expertise in oil and gas, risk oversight, environmental law, real estate, and management and provision of human resources. He also brings experience as an executive and as a board member of both public and private companies.

James R. Crane Independent Director Director since: 2012 Age: 69	Committees: Executive, Technology and Safety (C) Other Public Company Boards: 0

Jim Crane is the Chair and CEO of Crane Capital Group Inc., an investment management company, a position he has held since 2006. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 105 offices in 30 countries, and Crane Freight & Cartage. In addition, in 2011 Mr. Crane led an investor group that purchased the Houston Astros.

Mr. Crane was Founder, Chair and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. He also previously served on the Board of Directors of Cargojet, Inc. (TO: CJT) and Western Gas Holdings, LLC.

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Mr. Crane serves as the Chair of the Board of the Houston Astros Foundation as well as the Houston Astros Golf Foundation. He holds a B.S. in Industrial Safety from Central Missouri State University.

Qualifications: Mr. Crane’s experience in marketing, logistics, global operations, as well as his track record of creating shareholder value makes him an important resource to the Board. The Board also benefits from Mr. Crane’s proven leadership abilities and experience.

John P. Kotts Independent Director Director since: 2013 Age: 72	Committees: Audit (C), Compensation Other Public Company Boards: 0

John Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts is a member of the Board of Directors of Gulf Capital Bank. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of liftboat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico.

Mr. Kotts holds a B.A. in Philosophy and an M.B.A in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

Qualifications: Mr. Kotts’ industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board. Mr. Kotts brings entrepreneurial drive and management skills to the Board.

Michael C. Linn Independent Director Director since: 2012 Age: 71	Committees: ESG (C), Risk Oversight Other Public Company Boards: 1

Michael Linn is the President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm. He is the former Chair, CEO, President and Director of LINN Energy, LLC, which he founded in 2003. Mr. Linn is a member of the Board of Directors of the general partner of Black Stone Minerals, L.P. (NYSE: BSM), and a member of the Board of Directors of CRP XII (Caliber Resource Partners). He also serves as a Senior Advisor to the Board of Directors of Quantum Energy Partners, LLC.

He was formerly on the Board of Directors and member of the Compensation Committee and Audit Committee for Jagged Peak Energy Inc.; Board of Managers for Wireline Holding Company, LLC; Board of Managers for Cavallo Mineral Partners, LLC; Board of Directors and Chair of the Conflicts Committee for Western Refining Logistics GP, LLC; and a Non-Executive Director and Chair of the SHESEC Committee which established safety rules and regulations for Centrica plc.

Mr. Linn is currently a member of the National Petroleum Council, and a former member of the Board of Directors and Chairman of the Independent Petroleum Association of America (IPAA). He also served as Chair and Director of the Natural Gas Council, as a Director of the Natural Gas Supply Association, as Chair and President of each of the Independent Oil and Gas Associations of New York, Pennsylvania and West Virginia, and as Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission.

2023 Proxy Statement	29

Mr. Linn serves as Chair of the Board of Trustees of Texas Children’s Hospital and is a member of the Board of Visitors and Development Committee at M.D. Anderson Cancer Center. He is a member of the Senior Cabinet of the President’s Leadership Council at Houston Methodist Hospital and was formerly on the Board of Trustees, Long Range Planning Committee, and Finance Committee at the Museum of Fine Arts, Houston.

Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

Qualifications: Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board. The Board also benefits from Mr. Linn’s proven leadership experience as a chief executive officer.

Anthony G. Petrello Non-Independent Director Director since: 1991 Age: 68	Committees: Executive (C) Other Public Company Boards: 1

Tony Petrello has served as the Chairman of the Board of Nabors since 2012, and as a director since 1991. From 2003 to 2012, he served as the Deputy Chairman of the Board. Since 2011, Mr. Petrello has also served as President and CEO of Nabors, and was President and Chief Operating Officer from 1991-2011. Mr. Petrello also serves as a director of Hilcorp Energy Company and as an officer and director of Nabors Energy Transition Corp. (NYSE: NETC), a special purpose acquisition company co-sponsored by Nabors which completed its initial public offering in November of 2021. He is also a member of the Board of Trustees of Texas Children’s Hospital and an advocate for research and clinical programs to address the needs of children with neurological disorders.

In 2018, Mr. Petrello was the recipient of the Offshore Energy Center Pinnacle Award, which recognizes leaders for advancing technologies that have significantly enhanced the oil and gas industry. Prior to this, in 2011, Mr. Petrello and his wife, Cynthia, received the Woodrow Wilson Award for Public Service from the Smithsonian Institution for their philanthropic efforts.

Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University.

Qualifications: Mr. Petrello brings to the Board an extensive and unique combination of commercial, operational, technical, and innovation skills. These skills, plus his thorough knowledge of the Company’s operational activities worldwide, serve as an integral link between the Company and the Board, enabling the Board to better perform its oversight role.

John Yearwood Independent Lead Director Director since: 2010 Age: 63	Committees: Audit, ESG, Executive, Risk Oversight, Technology and Safety Other Public Company Boards: 2

John Yearwood currently serves on the Boards of Directors of TechnipFMC plc (NYSE: FTI) and Nabors Energy Transition Corp. (NYSE: NETC), a special purpose acquisition company co-sponsored by Nabors which completed its initial public offering in November of 2021. He also serves on the Boards of Directors of Sheridan Production Partners III, Foro Energy LLC, and Coil Tubing Partners LLC.

He previously served on the boards of Sabine Oil & Gas, LLC until August 2016, Premium Oilfield Services, LLC until April 2017, Dixie Electric LLC until November 2018, and Barra Energia LLC until December 2020. Until August 2010, he served as the Chief Executive Officer, President and Chief

30	2023 Proxy Statement

Operating Officer of Smith International, Inc. He was first elected to Smith’s Board of Directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations, management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 70:30 joint venture between Schlumberger and Baker Hughes from 2000 to 2004.

Mr. Yearwood received a B.S. Honors Degree in Geology and the Environment from Oxford Brookes University in England.

Qualifications: Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have allowed him to provide critical independent oversight.

Other Executive Officers

William J. Restrepo Chief Financial Officer Age: 63

William Restrepo has served as Chief Financial Officer of Nabors since March 2014. In this role, Mr. Restrepo has global oversight for finance and accounting, including treasury, tax, investor relations and internal audit, and also works closely on corporate development initiatives. He also leads the implementation of Nabors’ strategy to invest in companies within the energy transition field.

Mr. Restrepo formerly served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014, as Chief Financial Officer at Seitel from 2005 to 2009, and as Chief Financial Officer at Smith International, Inc. from 2009 to 2010 until its merger with Schlumberger Limited. From 1985 to 2005, Mr. Restrepo served in various senior financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia.

Mr. Restrepo recently joined the Board of Directors of Sage Geosystems and UCAP Power, Inc. and has served on the board of Quaise Inc. since August 2021. From 2018 to 2022, Mr. Restrepo served on the board of Reelwell AS, a Norwegian-based provider of advanced drilling technology. He served on the board of SANAD (Nabors’ joint venture with Saudi Aramco) from 2017 to 2020, Probe Technology Services from 2008 to 2016, and Platinum Energy Solutions, Inc. from 2012 to 2013.

Mr. Restrepo holds a B.A. in Economics and an M.B.A, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.

Mark D. Andrews Corporate Secretary Age: 50

Mark Andrews has served as the Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds an Honors B.B.A. degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

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Shareholder Nominations and Proxy Access Policy

The ESG Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the ESG Committee for election at our Annual Meeting may do so by submitting in writing the candidate’s name, together with the information described in the Board’s “Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders” available at www.nabors.com.

In addition, the Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders includes the Company’s proxy access policy, which permits up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years to nominate and include in our proxy materials nominees representing up to 20% of the Board, as detailed in the policy, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the policy. Submissions to the Board should be delivered in person or by courier to the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, no later than the date required for shareholder submissions pursuant to SEC Rule 14a-8, as set forth on page 84 of this Proxy Statement.

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Approval and Appointment of Independent Auditor and Authorization for the Audit Committee to Set the Independent Auditor’s Remuneration
Proposal 2

The Board of Directors recommends that you vote “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditor of the Company and authorization of the Audit Committee to set the independent auditor’s remuneration.

PricewaterhouseCoopers LLP served as independent auditors for the Company for the year ended December 31, 2022. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.

Under Bermuda law, our shareholders have the responsibility to approve the appointment of the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor’s remuneration. At the Annual Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2023, and to authorize the Audit Committee to set the independent auditor’s remuneration. The selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending 2023 was approved by the Audit Committee in February 2023.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy for all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chair of the Audit Committee may preapprove permissible proposed non-audit services that arise between Committee meetings, provided that the decision to preapprove the service is reported to the full Audit Committee at the next regularly scheduled meeting. During 2022, all audit and non-audit services performed by the independent auditor were subject to the pre-approval policy.

Independent Auditor Fees

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all fees for 2022 and 2021 services.

	2022	2021

Audit Fees	$4,453,768	$5,190,739

Audit-Related Fees	$0	165,545

Tax Fees	$177,101	133,712

All Other Fees	$3,032	3,106

Total	$4,633,901	$5,493,102

Audit Fees for the years ended December 31, 2022 and 2021, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company’s internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents and accounting consultation attendant to the audit.

Audit-Related Fees for the years ended December 31, 2022 and 2021, respectively, include consultations concerning financial accounting and reporting standards.

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Tax Fees for the years ended December 31, 2022 and 2021, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees for the years ended December 31, 2022 and 2021, respectively, include nonrecurring advisory services with respect to corporate process improvements, as well as market data research.

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Executive Compensation

A Letter from the Chair of the Compensation Committee

Dear Fellow Shareholder:

As Chair of the Compensation Committee, I am pleased to provide an update on the milestones achieved by the Nabors team in 2022 and how our long-term goals are driving this success. Nabors is a unique company at the forefront of developing new energy technologies. We focus on long-term growth through internal innovation. Our compensation model and equity program reinforce this company culture, reward long-term, sustainable performance and promote an environment where employees are empowered to focus on Nabors’ mission to innovate the future of energy.

Against the backdrop of Nabors’ performance and focus on long-term value creation in its energy businesses, Nabors continues to embrace a model of enhanced shareholder engagement. We value the insights of our shareholders and have worked to better understand how to strengthen the alignment of our executive compensation program with shareholder perspectives and interests without detracting from the unique and effective approach of our program. The members of the Compensation Committee want to thank the many of you who met with us and provided feedback. In the “Our Shareholder Engagement Efforts & Feedback” section below, we discuss the Compensation Committee’s Response to the 2022 Say-on-Pay Vote in detail and encourage you to review this thoroughly.

The Compensation Committee’s Process

The Compensation Committee continued to focus on exploring additional changes that would be responsive to ongoing shareholder feedback. We’ve maintained our engagement with an independent compensation consultant to evaluate our program with fresh perspective. The Compensation Committee maintained its three core values to guide its process to further evolve the program:

1.	Maintain right-sized C-suite compensation and competitive pay across the organization to attract and retain highly talented employees:

a.	The Compensation Committee has negotiated annual CEO pay reductions totaling $13.7 Million since 2018;

b.	CEO total compensation is at the median for the peer group;

c.

Based on a comprehensive market review and discussions with multiple third-party independent compensation consultants, base salaries for critical positions were benchmarked against industry peers and brought to market median;

d.	See “Right Sizing Our C-Suite Compensation” section below.

2.	Ensure goals and compensation are aligned with long-term time horizons that reward superior corporate performance:

a.	100% of CEO’s long-term incentive is performance based versus a peer group median of 66%;

b.	Overall, 90% of CEO’s compensation is at risk;

c.	Overall, 86% of Nabors’ CFO’s compensation is at risk;
d.

A multi-year, long-term performance stock unit award is being introduced in 2023, as part of the long-term incentive program, which will vest based on the achievement of a Return on Invested Capital (“ROIC”) goal measured over a three-year performance period (2023-2025);

e.	See “Key Components of our Compensation Approach” section below.

3.	Set targets and goals that reflect an increased commitment to ESG metrics:

a.	CEO’s performance goals require greater reductions in Scope 1 and 2 GHG emissions intensity;

b.	CEO’s performance goals require increased diversity for employees and corporate leadership;

c.	The Board is committed to prioritizing future director candidates who are diverse, with particular focus on improving the Board’s diversity/gender ratio in line with our global activities;

d.	See “Key Components of our Compensation Approach” section below.

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Additional Changes to Our Executive Compensation Program

The feedback we received during our outreach following the 2022 Annual Meeting was again an important factor in board and committee discussions, which led to the Compensation Committee implementing certain changes, including changing relative TSR achievement calculations from ranking-based to percentile-based to fully align pay for performance, and a decision by the board to adopt a claw-back policy consistent with SEC and NYSE listing standards by no later than the end of 2023.

In addition, for 2023, the Compensation Committee is introducing a new long-term performance award into the executive compensation program, which will be eligible to be earned based on achievement of an ROIC performance goal measured over a three-year period (the “Multi-Year Award”). The Multi-Year Award is being granted to the CEO and certain other key officers of the Company. The Multi-Year Award was designed based on feedback received by shareholders and is intended to better align executive performance with the Company’s long-term strategy and shareholder interest.

Several other actions taken by the Compensation Committee are described elsewhere in this CD&A, which are summarized in the section entitled “Taking Action in Response to Investor Feedback”, below.

Emphasizing Long-Term Performance

As evidenced by the significant developments at Nabors in 2022, our robust short-term and long-term 2022 compensation goals have incentivized management execution that lays the foundation for significant long-term value creation. In 2022, we achieved the following milestones relating to our pre-determined compensation goals:

Improving Margins: Since 2017, we set goals to increase the percentage of total EBITDA being generated out of our Drilling Solutions business. Nabors Drilling Solutions (“NDS”), which offers specialized proprietary drilling technologies, saw accelerated growth with the annual Adjusted EBITDA run rate surpassing $120 million(1), as gross margin set another record at more than 51%(1) year over year. The Compensation Committee sets specific, measured goals to drive this performance, which is proving successful (See how our goals are driving this success in Figure 2, below).

De-Levering: For five consecutive years, we have continued our aggressive approach to debt reduction. In 2022, our net debt reduction goal was $200 million which we achieved by reducing our net debt(1) by $287.2 million(2) over the course of 2022. This led to Nabors achieving the milestone of surpassing $1.8 billion of debt reduction since the start of 2018, accomplishing one of our multi-year objectives to reduce our net debt to $1.8 billion or less by the end of 2023. Each year, the Compensation Committee establishes goals for our CEO and CFO designed to drive progress to meet this target (See how our goals are driving this success in Figure 3 below).

Technology Leadership: Following deployment of the industry’s first fully automated land rig in 2021, we crossed another milestone by validating the use of modular rig retrofits to scale drilling automation on existing rigs at a fraction of the cost of a newbuild rig, while increasing safety and delivering true, factory drilling.

How We Compare to Peer Group

As we discussed in the 2021 Proxy, we conducted a thorough review of our peer group which is described in more detail in the Section entitled “Our Benchmark Compensation Peer Group”, below. From this, we drilled down into the components and compensation structures of each member of the peer group. The following highlights distinguish our compensation program from those of our peers:

1.	We do not award time-based RSUs to the CEO, whereas all of our peers grant such RSUs to their CEOs;

2.	100% of our CEO’s share-based compensation is performance-based vs. a median of only 66% amongst our peers;

3.	We have the lowest short-term incentive target multiplier amongst all our peers;

4.	The percentage of fixed CEO compensation is lower than the CEO’s in our peer group because we do not award time based RSUs to our CEO (a form of fixed compensation).

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Notwithstanding these distinguishing factors, in response to robust shareholder discussions and feedback, Nabors continues to evaluate changes to its compensation program in order to ensure alignment with compensation and shareholder objectives.

Continuing Progress

We are incredibly proud of the achievements of our management team and employees this past year. The steps the Compensation Committee has taken in recent years continues to reinforce the strong link between pay and performance, support our performance-based culture, and recognize and incentivize excellent long-term performance consistent with our values.

On behalf of the entire Compensation Committee, we appreciate the shareholder feedback provided and look forward to continuing to engage with our shareholders over the coming months and years to discuss our executive compensation program and policies. We welcome any questions or additional perspective. Communications can be directed by email to: compensation.committee@nabors.com.

Sincerest regards,

TANYA BEDER Chair, Compensation Committee April 27, 2023

(1)    Throughout this Proxy we reference non-GAAP measures such as “net debt”, “Adjusted EBITDA” and other measures against which we gauge performance, liquidity and compensation. Please refer to Annex A for an explanation and reconciliation of these non-GAAP measures.

(2)    Excluding SANAD-related distributions and expenditures of $101.1 million.

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Compensation Discussion and Analysis EXECUTIVE SUMMARY

This Compensation Discussion and Analysis (“CD&A”) is intended to help shareholders understand the executive compensation related to the named executive officers listed below (the “executive officers” or “NEOs”). This CD&A supplements and should be read in conjunction with the compensation tables and related narratives of this Proxy Statement. For 2022, Our NEOs are:

•	Anthony G. Petrello, Chairman of the Board, President and Chief Executive Officer

•	William J. Restrepo, Chief Financial Officer

•	Mark D. Andrews, Corporate Secretary

Our Shareholder Engagement Efforts & Feedback

Approach to Engagement – Compensation Committee Response to 2022 Say-on-Pay Vote

At our 2022 Annual Meeting, 32.2% of votes cast were in favor of our 2022 executive compensation program. The Board was disappointed in this result and continues to take steps to address the low level of support that our executive compensation program received from our shareholders.

Following our 2022 Annual Meeting, we continued to prioritize proactive shareholder engagement with our investor base. During this period, in addition to responding to 100% of inbound shareholder inquiries received, the Board conducted independent outreach to shareholders representing 50% of outstanding shares. We engaged in outreach to all passive and long-only investors in our top 50 shareholders. We remained focused on engaging with investors that voted “against” or “abstain” at our 2022 Annual Meeting. We invited investors to engage with us to discuss their Say-on-Pay vote and met with 100% of those who were willing to do so, accounting for holders representing over 61% of the “against” or “abstain” Say-on-Pay votes. The Chair of the Compensation Committee personally participated in all the shareholder meetings as did the Independent Lead Director, our Corporate Secretary, and other subject matter experts within the Company. As part of this year’s engagement process, we also met with Glass Lewis and ISS, the two leading proxy advisory firms, to discuss our shareholder engagement process and review the feedback received. The Compensation Committee gives serious consideration to all feedback received, discusses the feedback with the full Board of Directors, and takes it into consideration as part of its decision-making processes.

We remain committed to pursuing various methods of ongoing outreach to shareholders, especially those who have not accepted our invitations to connect thus far. Nabors values the input and feedback of all investors and will continue to look for opportunities to hold meaningful conversations as part of our engagement program.

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The below graphic demonstrates Nabors’ extensive outreach efforts. We continue to look for ways to expand our engagement with our shareholders, especially those we have not had the opportunity of engaging with previously.

Figure 1 Nabors Shareholder Outreach Efforts

The Compensation Committee’s Responsiveness to What We Heard

The table below details the feedback we heard from shareholders during our post 2022 Annual General Meeting outreach and the actions the Compensation Committee took or will take to address shareholders’ views on our executive compensation program. In addition to our ongoing efforts to align our compensation program with shareholder recommendations, the actions taken in 2022 and through the date of this Proxy Statement reflect our responsiveness and continued strong commitment to shareholder engagement.

What We Heard Regarding Compensation	Actions Taken in Response	Outcome

Reduce C-Suite total compensation

Continued to cap potentially outsized award earnouts at target if TSR performance is negative, and in the case of the CEO, further cap the earnout value to 5x multiple of the grant date value (See “How We Determine Our Performance-Based TSR Shares” below) and negotiated reductions to contractually entitled TSR awards

✓ Right-sized C-Suite total compensation

Establish enhanced multi-year goal setting by establishing a long-term performance metric in the PSU Program and requiring long term performance metrics for all NEOs

CEO and CFO compensation includes an LTI component tied to relative three-year TSR performance, representing a significant incentive for executive compensation in relation to multi-year company performance

Nabors continues to be the only company among its peers that does not award LTI in the form of time-based vesting RSUs; 100% of Nabors’ LTI share-based compensation is performance based and tied to either TSR or rigorous business metrics that support our long-term strategy and shareholder value creation (See pie chart and bar graph under “Our Distinct Approach to Incentive Compensation” section below)

✓ For fiscal 2023, implemented TSR awards for all NEOs

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What We Heard Regarding Compensation	Actions Taken in Response	Outcome

Performance goals under the PSUs are milestones established to drive long-term objectives. For example, our technology-based Drilling Solutions business continues to grow as a share of our business (See “Driving Long-Term Performance Through Our Long-Term Incentive Program”, bar graph below)

A multi-year, long-term performance award is being introduced in 2023, as part of the long-term incentive program, which will vest based on the achievement of an ROIC goal measured over a three-year performance period (2023-2025) (See “Adoption of New Multi-Year Performance Goal” below)

✓ Implementing a new multi-year award that is subject to vesting based on performance measured over three years

Provide greater transparency into target setting process, including greater disclosure on compensation metrics used

Compensation Committee continues to follow its three core values to guide its process to further evolve the program (See “Key Components of Our Compensation Approach” below)

We have enhanced our disclosure to explain how each of the performance goal metrics are unique and support our long-term strategies, such as the continued growth of our Drilling Solutions business (See table below where you can find these expanded disclosures in this proxy statement)

✓ Enhanced rationale surrounding compensation program and all-around transparency (See “Executive Pay is Highly Performance-Based” section, below)

Consider using more than one metric for short term incentive plan	For 2022, we implemented an additional metric for the short-term incentive program by incorporating CAPEX as an additional financial metric to help drive performance of adjusted EDITDA towards prioritizing expenditures towards higher margin business segments (See “Assessment of 2022 Annual Cash Incentive Award Achievement” section, below)	✓ Short term incentive payout is determined based upon two financial metrics – Adjusted EDITDA and CAPEX

Improve benchmark compensation and performance peer groups

As previously disclosed in the 2021 Proxy Statement, the Compensation Committee expanded the peer group from nine to fourteen companies to better reflect our business mix, international scale, and competitors for talent in order to assess the company’s relative performance and for our compensation benchmarking (See “Our Benchmark Compensation Peer Group” section below)

We frequently evaluate our peers to confirm that the peer group, used for both compensation and performance benchmarking, continues to be appropriate given the company’s energy transition strategy

✓ Expanded peer group from nine to fourteen companies for 2022 and continue to assess new and existing peers given the energy transition industry environment

Ensure LTI compensation opportunity payout is at least proportional to relative TSR performance

Together, with the Compensation Committee’s independent compensation consultant, we reviewed the TSR award payout structure against the peer group (See “Role of the Independent Compensation Consultant” section below)

Consistent with the Compensation Committee’s philosophy on further driving long-term, performance-based compensation, we determined it was appropriate to increase the rigor necessary to achieve proportionate TSR performance

✓ Additional disclosure regarding TSR performance is included below ✓ As disclosed below we adopted a percentile based payout structure replacing the ranking based structure

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What We Heard Regarding Compensation	Actions Taken in Response	Outcome

Enhance disclosure of compensation component benchmarking

Compensation Committee consistently reviews the individual components as well as the total direct compensation (sum of base salary + annual bonus + long term incentives) (“TDC”) for the CEO and CFO vs. our peer group

✓ Additional disclosure regarding this review is included below

Adopt an enhanced clawback policy	We reviewed our existing policies and regulatory requirements	✓ We intend to adopt a clawback policy consistent with listing standards and timings required by the NYSE and SEC and expect to adopt such policy by the end of 2023

Key Components of Our Compensation Approach

The above section details key feedback and actions taken based on our engagement with shareholders over the past year. Based on our conversations with shareholders, there are several key components of Nabors’ executive compensation approach that make the Company distinct from its peers and the broader market. These key components are united by four overarching considerations:

1.

The Compensation Committee’s commitment to maintain our demonstrated lowest percentage of fixed annual pay for the CEO and highest performance pay component relative to our peer group (See Figure 5, below).

2.	The Compensation Committee’s rigorous and unique approach to setting incentive compensation, including the use of well-defined, measurable metrics.

3.

The serious efforts made to right-size and adjust Nabors’ executive compensation program in line with shareholder feedback and to emphasize performance and long-term value, driving a total of $13.7 million in CEO compensation opportunity reductions since 2018 (See Figure 8, below).

4.	Nabors’ business model and our unique positioning with regards to responsible fossil fuel activity, technology development and the energy transition.

These distinct features stood out in our conversations with shareholders and are detailed at greater length below.

How We Set Base Salary and Total Compensation Levels

The Compensation Committee strives to set base salary and performance-based compensation for our CEO and CFO in relation to the desired total mix of fixed vs. at-risk pay.

Base salary is established by contractual obligations with our CEO, and in acknowledgement of Nabors’ complex, multi-business unit, global organizational structure. Companies similar in size to Nabors, based on measures of revenue and market capitalization, typically do not operate at a global scale. Nabors’ performance-based compensation is established according to Nabors’ global complexity and a substantial focus on technology-based, higher margin businesses, which now account for 16% of overall EBITDA, up from 3%, five years ago. The Compensation Committee thus sets base salary accordingly. Compared to its peers, Nabors’ CEO has the lowest percentage of total annual compensation opportunity that is non-performance based (with non-performance based compensation consisting of salary plus time-vested, non-performance-based RSUs).

This approach aligns total CEO compensation with the long-term interests of shareholders, balancing salary with 100% at-risk stock-based performance-based compensation and competitive total compensation within the peer group. For further discussion of our incentive compensation program, (see “Our Distinct Approach to Performance-Based Compensation”).

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Driving Long-Term Performance through Our Long-Term Performance-Based Incentive Program

In our discussions with shareholders, the topic of long-term performance-based compensation was often discussed, including the one-year performance period for Nabors’ PSU program. We responded to shareholders questions surrounding the structure of the program and its alignment with long-term strategy.

In the view of the Compensation Committee, Nabors’ LTI program drives long-term objectives and significantly aligns our NEOs with shareholders. CEO, CFO and, commencing in 2023, Corporate Secretary compensation is tied to relative three-year TSR performance, and the other component of our LTI program ties PSU payouts to performance goals measured on an annual basis.

The two figures below demonstrate how Nabors’ LTI incentive components have driven the long-term execution of our strategy. LTI metrics related to our balance sheet have led to consistent deleveraging to ensure Nabors is positioned to pursue a growth-oriented capital allocation approach (See Figure 3), while metrics related to the development of our innovative NDS offering have led to a discernible upward trend over the last several years in the segment as a component of our Adjusted EBITDA (See Figure 2). For 2022, NDS Adjusted EBITDA increased to $98.7 million, an impressive 66% improvement over 2021 and which represented 14% of Nabors’ overall Adjusted EBITDA of $709 million. The Adjusted EBITDA contribution from NDS increased by nearly two percent versus the prior year, even with the backdrop of very strong growth in Adjusted EBITDA in the balance of Nabors’ portfolio.

                               Figure 2 Overview of Long-Term Performance Achievements         Figure 3 Overview of Long-Term Performance Achievements

Adoption of New Multi-Year Performance Goal

In 2023, the Compensation Committee will introduce a new multi-year long-term incentive program for the CEO and certain other key officers of the Company. This new program was adopted in response to shareholder feedback seeking multi-year performance measurement periods and goals.

In developing the program, the Compensation Committee studied practices among peers and analyzed several potential metrics for the new program, including their historical correlation to shareholder returns. As a result of this effort, the Compensation Committee selected ROIC as the metric for the new program. Under the new program, ROIC performance will be measured over a three-year period (2023-2025). Average ROIC performance over this period will be assessed against pre-established goals.

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Our Distinct Approach to Performance-Based Compensation

Nabors is unique among its peers in not awarding any CEO or CFO compensation in the form of time-vested equity awards. 100% of Nabors’ LTI compensation is performance-based, vs. a median of only 66% being performance-based for our peer group. Figure 4 below shows a breakout of compensation components for Nabors and its peers.

Figure 4 Breakout of Nabors Compensation Components

Nabors Has a Greater Percentage of Compensation Tied to Performance

The below chart serves to underscore the degree to which Nabors’ executive compensation is performance-based in comparison to our peers. Please refer to the “Our Benchmark Compensation Peer Group” section below to learn more about our compensation philosophy and benchmarking process.

Figure 5 Nabors CEO Performance-Based Compensation vs. Peers

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(1)

Performance-Based Compensation includes STIs + PSUs + relative TSRs. The above graph reflects CEO compensation for 2021 as disclosed by companies. Sources are public filings and publicly available trading data. Compensation peer group excludes Valaris and Noble Corporation because of lack of comparable information for the considered period.

(2)	Fixed compensation includes salary and RSUs.

Executive Pay is Highly Performance Based

We believe a differentiating feature of Nabors’ executive incentive compensation, is making it highly performance based. The Compensation Committee remains committed to maintaining CEO and CFO equity-based compensation 100% performance-based, without the usage of time-vesting RSUs (See Figure 6, below).

Figure 6 Nabors At Risk Compensation Overview

(1)

Assumes payout at maximum contractual entitlement, and excludes Change in Pension Value, Nonqualified Deferred Compensation Earnings, and All Other Compensation, as such categories would be reflected in the Proxy Statement’s Summary Compensation Table.

Right-Sizing Our C-Suite Compensation

Nabors remains committed to right-sized CEO compensation and, in 2022, we continued our ongoing efforts to deepen our program alignment with long-term shareholder value. The below table shows how the summary structure of our CEO compensation program has evolved over the past six years, leading to a significant reduction in the quantum of CEO pay opportunities:

Figure 7 CEO Compensation Over Time

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In our conversations with shareholders, we received positive feedback and encouragement for the measures taken to right-size executive compensation. In recent years, we restructured the equity awards program in direct response to shareholder feedback by taking the following steps:

•

Capping the value of the CEO’s maximum payout under the TSR Shares at five times the grant date fair market value, irrespective of any increase in the value of the shares at the time the award is earned;

•	Capping the number of TSR Shares that may vest at end of performance period at target if the Company’s TSR is negative;

•	Negotiating overall reductions to contractually entitled TSR awards.

These efforts resulted in a meaningful reduction to total direct compensation. Taken a further step back, CEO TSR equity award opportunity and fixed base salary have been reduced by a total of $13.7 million since 2018 (See Figure 8, below).

Figure 8 Overview of CEO Compensation Reductions Over Time

Our Benchmark Compensation Peer Group

Compensation Peer Group Development Philosophy

In designing our executive compensation peer group, we adhere to the following philosophies and approaches:

1	Business profiles that align closely with Nabors along services and market presence in one or more meaningful business lines

2	An analogous impact of market cycles and influences on supply and demand to help gauge both long- and short-term performance comparisons

3	Similar legal and regulatory pressures relating to the diversity of geographies served and scope of operations

4	Related human capital issues, including those related to attracting and retaining talent from a common pool of individuals

5	Consistency among the peer group members, including prioritizing those companies reasonably similar in terms of key metrics, which allows for better, more accurate long-term analysis

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Selection Process and Rationale

In advance of the 2022 performance year, we conducted a thorough review of our peer group to better reflect our business mix, international scale, and competitors for talent. In recent years, Nabors has expanded its offerings in technology and the energy transition, a fundamental shift in our business model and long-term strategy. Given this fundamental shift, the Compensation Committee determined that a new peer group better reflecting Nabors’ core long-term strategy was warranted. Following the review, we expanded our peer group from nine companies to fourteen and utilize the same peer group for both operational and compensation-related performance goals.

Figure 9 Nabors Peer Group Selection Process

The rationale behind conducting such benchmarking is to provide an outside-in point of reference with respect to quantum and structure of compensation practices. In that perspective, we believe Nabors is in a unique situation at the crossroads of the following criteria: size, business mix, industry and market focus, geographical presence, and addressable talent pool. We are confident that the time spent developing and expanding Nabors’ peer group in partnership with our independent, outside compensation consultant produced a peer group that takes into account Nabors’ unique positioning. The Compensation Committee reviews the peer group at least annually and more frequently, as necessary, taking into consideration macro events affecting the number of peers in our group and the potential growth impact our technology and energy transition businesses may have on future benchmarking. Following a review in 2022, the Compensation Committee reaffirmed that the current peer group remained appropriate for the 2023 performance period.

Market Capitalization and Size

Nabors operates in a market where its competitors are public and private players of various sizes. In many instances, the Company competes with both local and large global companies, which led our Compensation Committee to include companies of various sizes in our peer group in order to reflect the reality of the competition we face for attracting and retaining C-suite talent. Our peer group focuses on publicly traded companies trading on stock exchanges in the United States.

This competition extends to our overall management ranks; 30% of our senior management were recruited from members of our peer group, of which 66% joined Nabors from either Baker Hughes, Halliburton, or SLB, the largest market cap members of our peer group (See Figure 10, below).

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Mix of Revenue Lines

In recent years, Nabors has been building and expanding its NDS business, helping us deliver superior financial performance. At times, Nabors competes with companies operating in only one of our business segments. The development of our NDS business also led us to compare ourselves to similar businesses in terms of cash conversion profile, capital intensity and technology focus.

Our strategy has increasingly focused on expanding our development of proprietary technology and intellectual property through our NDS segment. These offerings yield higher margin than traditional oilfield services. For example, NDS gross margins in 2022 equaled 51% versus an average gross margin of 37% across all business segments for Nabors’ traditional drilling services. Further, NDS’ offerings require much lower CAPEX, and are characterized by a high degree of operating leverage.

In addition to our increasing focus on technology, Nabors has a multi-pronged approach to innovation and business line development as it relates to the energy transition. Nabors Energy Transition Solutions (NETS) encompasses a comprehensive and evolving suite of advanced and automated technologies that help our clients improve energy efficiency and reduce emissions. Nabors Energy Transition Ventures (NETV) makes venture-stage investments in companies innovating in the energy transition, utilizing Nabors’ extensive domain expertise and energy industry relationships to accelerate leading edge technologies such as geothermal, energy storage, hydrogen, and emissions monitoring. To date, we have partnered with four companies involved in geothermal energy production and technology, as well as in companies engaged in energy storage solutions such as sodium-ion batteries. The combination of NETS and NETV allows Nabors to maximize its impact for clients and stakeholders around the energy transition and forms another cornerstone of Nabors’ long-term strategy.

As a result of this evolution in our business mix, our peer group also comprises players we compete with taking into account all of our meaningful business lines.

Focus on Energy Transition and Technology

2022 was a year of major progress for Nabors in pivoting our business profile and investing in technology and services to support the energy transition. As a testimony to this commitment, we deployed four innovative energy transition products in the areas of hydrogen, geothermal, emissions monitoring and energy storage, and Nabors received the Energy Transition Award – Upstream at the 2022 Platts Global Energy Awards.

Nabors approach to diversification is unique relative to other companies of similar size and scale, which also led our Compensation Committee to expand our peer set towards larger competitors engaging in similar business transitions (See Figure 10, below, illustrating the overlap in technologies between Nabors and its expanded peer group).

Geographic Scale

For its size, Nabors serves a diverse set of geographies, operating in 15 countries in total, providing drilling and drilling-related services for land-based and offshore oil and natural gas wells.

In that respect, Nabors operates a global business with complexity on the scale of that of the largest oil field services companies, which is another reason for inclusion of competitors of various size and geographical footprint in our executive compensation and operations peer group.

Talent Pool

Given the above, Nabors is in fierce competition for talent with the largest companies in the energy industry, including for C-suite and other leadership positions (See Figure 10, below, highlighting how we compete for talent against our peers). Generally, our operations require highly qualified human capital and proactive management of talent flow, the scarcity of which increases competition among industry players regardless of their size or location.

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Our peer group reflects that competition and the need for talent to drive Nabors’ initiatives. The table below highlights a few key points of comparison with our peer set:

Figure 10 Nabors Peer Group Comparison

Company	Ticker	Market Capitalization(1)	Enterprise Value(1)	Revenue(2)	Employees(1)	Countries of Operation(1)	GICS	Similar Technology?	Nabors FTEs previously employed by Peer

Valaris	VAL	$5,084	$4,998	$1,398	5,450	Undisclosed	Oil and Gas Drilling	✓	✓

NOV	NOV	$8,206	$9,631	$7,237	32,307	62	Energy Equipment & Services	✓	✓

Schlumberger	SLB	$75,806	$85,977	$28,178	99,000	>100	Energy Equipment & Services	✓	✓

Halliburton	HAL	$35,732	$42,495	$20,297	45,000	>70	Energy Equipment & Services	✓	✓

Precision Drilling Corp.	PDS	$1,035	$1,960	$1,242	4,802	6	Oil and Gas Drilling	✓

TechnipFMC	FTI	$5,442	$6,996	$6,199	23,346	41	Oil and Gas Equipment & Services	✓

Weatherford International	WFRD	$3,595	$5,031	$4,331	17,700	~75	Oil and Gas Equipment & Services	✓	✓

Patterson-UTI Energy	PTEN	$3,651	$4,433	$2,648	6,500	2	Energy Equipment & Services	✓	✓

Expro Group	XPRO	$1,972	$1,909	$1,437	7,600	~60	Oil and Gas Equipment & Services	✓

Flowserve Corp.	FLS	$4,010	$5,150	$3,496	16,000	>50	Machinery

Helmerich & Payne	HP	$5,224	$5,397	$2,369	7,000	>5	Energy Equipment & Services	✓	✓

Baker Hughes	BKR	$29,573	$32,885	$21,156	55,000	>120	Energy Equipment & Services	✓	✓

Noble Corp.	NE	$5,094	$2,660	$999	5,800	>23	Oil and Gas Drilling	✓	✓

	NBR	$1,458	$4,466	$2,654	12,000	15	Energy Equipment & Services

Median		$5,094	$5,150	$3,496	16,000

(1)	As of 12/31/2022.

(2)	Based on publicly available information.

Continuing To Refine Our Program

In response to robust shareholder discussions and feedback, Nabors continues to evaluate changes to its compensation program in order to ensure alignment with compensation and shareholder objectives. In particular, the following are refinements that have been implemented or are currently under consideration:

•	We intend to adopt an enhanced clawback policy that is consistent with the listing standards required by the NYSE and SEC.

•	We intend to keep 100% of our LTI share-based compensation tied to performance-based metrics for our CEO and CFO.

•

A multi-year, long term performance stock unit award is being introduced in 2023, as part of the long-term incentive program, which will vest based on the achievement of an ROIC goal measured over a three-year performance period (2023-2025).

•

We continue to enhance disclosure around how our performance goal metrics are well-defined, measurable and support the long-term strategy of creating value for our shareholders. Please refer to the section titled “2022 Compensation Results Summary” for further disclosure on performance goal metrics and the Compensation Committee’s process.

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•

Commencing in 2023 for the TSR Share award, we modified payout metrics to a percentile-based rather than rankings-based structure to achieve TSR Share payouts that are more proportionate to level of TSR achievement.

Compensation Dos and Don’ts

In 2022, we continued to adhere to compensation practices that strengthen the alignment between the compensation of our executive officers, Company performance and shareholder returns:

What We Do	What We Don’t Do

Compensation philosophy aligns pay with financial and operational performance, including a mix of relative and absolute metrics; a significant portion of executive pay is performance-based or “at risk”

No buyout or exchange of underwater options, or repricing of underwater stock options without shareholder approval

Share ownership policy aligns executive officer interests with those of shareholders	No excise tax gross-ups in connection with a change-of-control

Cap total shareholder return (“TSR”) Share award payouts	No guaranteed bonuses

Cap severance payments in our executive agreements	Target individual elements of compensation or total compensation to a certain percentile within a peer group

Hold an annual Say-on-Pay vote	No automatic share replenishment or “evergreen” provisions in our stock incentive plans

Shareholder engagement program in place with track record of making positive changes in response to shareholder feedback	No excessive perquisites without a compelling business rationale

Conduct market referencing of peer group companies, compensation surveys and market data to understand how our aggregate executive compensation compares to competitive norms	No time-based equity awards are granted to our CEO or CFO, rather 100% is performance based

Maintain an independent Compensation Committee	No uncapped incentives

Work with an independent compensation consultant	No tax gross-ups in any future executive officer agreements

Detailed Compensation Overview: What We Pay and Why We Pay It

Setting Executive Compensation

Our Compensation Committee, independent consultant and other resources each play an important role in determining our executive compensation structure.

Role of the Compensation Committee

The Compensation Committee, which consists of three independent non-employee Directors, performs the following compensation-related functions:

•	Oversees the compensation of our senior leadership team;

•	Establishes, reviews and approves measurable goals applicable to the compensation of the CEO and CFO and the goals and objectives of the Company’s executive compensation programs;

•

Evaluates the performance of our CEO and reviews the performance of our senior leadership team members, drawing on its own judgement and observations and those of our CEO in evaluating the performance of such officers;

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•	Administers our equity-based programs for senior leadership team members, and reviews and approves all forms of compensation (including equity grants);

•	Approves financial and business measures and goals that are tied to the Company’s performance for long-term equity incentive awards;

•	Oversees employment agreements between the Company and the executive officers;

•

Considers input from the Risk Oversight, Audit, ESG and Technology & Safety Committees with respect to risk adjusted return and stakeholder considerations in evaluating performance objectives and incentives; and

•	Recommends to the Board the compensation program for the Board of Directors.

The Compensation Committee has discretion to decrease formula-driven awards or provide additional incentive compensation based on executive retention considerations. It also has discretion to provide additional incentive compensation (i.e., special bonuses) in recognition of extraordinary specific developments that materially enhance the value of the Company. For further information about compensation of non-executives, see “Equity-Based Award Policy” below for a brief discussion of authority delegated to the CEO with respect to employee equity grants.

Role of the Independent Compensation Consultant

The Compensation Committee has the sole authority to retain, obtain the advice of, and terminate, any compensation consultant, independent legal counsel, or other advisors to assist the Compensation Committee in the discharge of its duties and responsibilities, including the evaluation of director and executive compensation. In the discharge of its duties, the Compensation Committee relies on an independent consultant to:

•	Provide information and analysis on executive compensation trends and market developments;

•	Advise on potential peer group members to evaluate our CEO’s CFO’s and Corporate Secretary’s compensation;

•	Review and analyze peer group information to assist with setting of executive compensation;

•	Review and analyze peer group information to assist with setting of independent Directors’ compensation;

•	Update the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation; and

•	Provide additional assistance, as requested by the Compensation Committee.

Following the 2021 AGM, as part of its refreshment program the Compensation Committee engaged Pay Governance as its independent consultant to advise and assist the Committee with benchmarking the executive compensation program. The Compensation Committee evaluated Pay Governance’s independence during 2022 by considering a number of factors, including the six factors identified by the NYSE and the SEC independence guidelines.

Based on these evaluations, the Compensation Committee concluded there were no independence or conflict-of-interest concerns related to Pay Governance’s engagement.

Role of Management

Certain of our executive officers and senior management provide input on business strategy and short- and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers and senior management upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a subjective performance assessment of other executive officers and senior management, which is reviewed and considered by the Compensation Committee in determining each individual’s performance and resulting compensation.

How We Determine Base Salary (Fixed Compensation)

Base salary is the single fixed element in our executives’ annual cash compensation. The Compensation Committee periodically reviews and makes its determination, taking into account various factors, including the Company’s performance, the executive’s experience in business and the industry, industry conditions, and shareholder feedback.

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CEO Base Salary

Our CEO’s base salary did not increase in 2022. CEO base salary is set as a result of contractual obligations with our CEO, and reflects Nabors’ complex, global organizational structure. Companies similar in size to Nabors, based on measures of revenue and market capitalization, typically do not operate at a global scale, but given the level of responsibility that comes with operating a global organization, the Compensation Committee believes our CEO’s base salary rate is appropriate.

Other NEO Base Salary

For our other NEOs, the Compensation Committee takes a similar approach to determining base salary levels. Like our CEO, base salary is the only compensation component for the CFO that is considered “fixed” compensation; all other compensation consists of performance based renumeration tied to corporate performance. Our Corporate Secretary’s annual base salary is established each year by our Compensation Committee after taking into account the factors described below.

The Compensation Committee may also take into account certain competitive factors, which sometimes include:

•	Compensation levels of similarly situated executives of other drilling contractors, and in oilfield services or other relevant sectors at companies in our peer group;

•	Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and

•	A newly hired executive’s salary at their most recent place of employment.

2022 Annual Base Salary

In 2022 the Compensation Committee initiated a review of the Company’s pay scale and provided meaningful increases to key personnel throughout the Company, including our Corporate Secretary and CFO, to ensure retention and competitiveness in the marketplace. As a result, our CEO’s base salary remained the same at $1.75 million and our CFO’s salary increased, the first such increase since joining the Company in 2014, to $750,000. The Corporate Secretary’s base salary was increased to $275,000. Further, based on a comprehensive market review and discussions with multiple third-party independent compensation consultants, base salaries for critical positions were benchmarked against industry peers. As a result, base salaries for these positions are now brought to market median.

It remains the Compensation Committee’s policy to minimize guaranteed payments to our NEOs, instead focusing on performance-based awards.

How We Determine Annual Cash Incentive

All of our CEO’s and CFO’s annual cash incentive awards are based on performance metrics. The annual cash incentive is targeted at 100% of the executives’ base salaries and capped at twice such amount. This cap of 2.0 times base salary is the lowest versus Nabors’ peers, which range from 2.02 to 3.10 times base salary. The metrics for earning the annual cash incentives are determined by the Compensation Committee at the beginning of the applicable performance year based on well-defined, measurable metrics. The Compensation Committee sets targets for achieving those goals:

•	Minimum threshold before any annual cash incentive can be earned;

•	Target award dollar amount to incentivize a specific desired performance level; and

•	Maximum goal which sets an appropriate limit on the potential annual cash incentive that can be earned.

The performance measures are pushed down to the business units and functions to ensure all employees throughout the Company are focused on the same goals. At the end of the performance year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the pre-established annual performance goals. If actual performance results fall between payout levels, straight-line interpolation is used to determine the award payout. Adjustments to targets are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment.

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2022 Annual Cash Incentive Results

In 2022, the CEO earned a cash incentive bonus of $3 million, and the CFO earned a cash incentive bonus of $1.3 million, in each case based upon achievement of the Adjusted EBITDA less CAPEX levels shown in the chart below under “Annual Incentive Plan Goals”. The Corporate Secretary earned a cash incentive bonus of $150,700 based upon achievement of his Annual Incentive Plan Goals (as described further below).

How We Determine Long-Term Equity Incentives

Pursuant to their employment agreements, our CEO and CFO are eligible to earn equity awards that are performance based – TSR Shares and Performance Stock Units.

TSR Shares

Key Features

•  Cliff vesting based on the Company’s TSR performance relative to the peer group measured over a three-year period

•  Minimum performance criteria must be met in order for any TSR Shares to vest

•  Number of shares that may vest at end of performance period are capped at target if our TSR performance is negative

•  Aligns executive incentives with share performance while avoiding excessive payouts

•  New for 2023: In response to shareholder feedback, the payout metrics for TSR awards shall be earned on a relative percentile basis instead of a ranking class to ensure payout is fully aligned with performance

How We Determine Our Performance-Based TSR Shares

With respect to the TSR Shares, the target value – 150% of our CEO’s contractual base salary and 100% of our CFO’s contractual base salary – is awarded to our CEO and CFO, each of whom then has the opportunity to earn up to 200% of the number of target TSR Shares granted based on performance during the performance period.

The number of TSR shares that can be earned based on three-year TSR rank is shown in the table below. However, if the Company’s absolute TSR is negative, the maximum payout is capped at target. Additionally, beginning in 2021 the value of the CEO’s maximum payout is capped at five times the grant date fair market value, irrespective of any increase in the value of the shares at the time the award is earned. Any TSR Shares that are not earned at the end of the performance period are immediately forfeited.

In 2022, the Compensation Committee and the CEO again agreed to reduce his TSR Share award target grant date value to 50% of his total contractual target opportunity.

2022 TSR Grant

TSR Rank	Percentage of Maximum Shares Earned
1, 2 or 3	100%
4 or 5	75%
6 or 7	60%
8 or 9	50%
10 or 11	40%
12 or 13	25%
14 or 15	0%

TSR: TSR for the common shares of Nabors and each Peer means the difference between (x) the average closing price for the 30 consecutive trading days prior to the start of the performance period, and (y) the average closing price for the last 30 consecutive trading days during such performance period, as adjusted for dividends paid during such performance cycle.

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TSR Shares Earned (Granted in January 2020 and Earned over 3 Years Based on Total Shareholder Return Relative to Our Peers)

Based on the Company’s share performance for the 2020 – 2022 performance period, the Company’s ranking for TSR Shares granted in January 2020 was 7 out of 14 peers for that period and resulted in a multiplier of 110% being applied to the target grant of TSR Shares. Therefore, the CEO payout was 7,236 restricted shares, and the CFO’s payout was 5,376 restricted shares. The Corporate Secretary did not participate in the TSR Share Plan in 2020.

Commencing in 2023, the Compensation Committee, in response to shareholder feedback, modified the TSR payout opportunity to increase the rigor required to achieve threshold, target and maximum TSR Share entitlement to use a relative performance percentile basis. This will replace the ranking payout schedule as depicted in the above 2022 TSR Grant table. The Compensation Committee believes the modified structure will ensure payout is fully aligned with performance and is consistent amongst our peer group.

Going forward, the new TSR Payout will be as follows:

2023 TSR Grant

Award Payout Level	TSR Relative to the Peer Group at End of Performance Cycle	Percentage of Maximum Shares Earned

Maximum	85th Percentile or greater	100%

Target	50th Percentile	50%

Threshold	25th Percentile	25%

No Payout	Below 25th Percentile	0%

How We Determine the Level of Performance Stock Units Earned

We first introduced Performance Stock Units (PSUs) in 2020 in direct response to shareholder feedback. PSUs are earned on a pro-rated basis based on the number of goals (or overall percentage of all goals) achieved. For the 2022 performance cycle:

•	Threshold performance required the achievement of at least one goal;

•	Target performance required the achievement of the equivalent of 50% of all goals; and

•	Maximum performance required achievement of all five goals for the CEO and all four goals for the CFO.

With respect to the Performance Stock Units, the target value 200% of our CEO’s contractual base salary and 100% of our CFO’s contractual base salary is awarded to our CEO and CFO, each of whom then has the opportunity to earn 200% of the number of target PSUs granted based on the level of achievement of the established performance goals. Although performance goals established for the PSUs are set and measured annually, each of the goals is designed to be part of the Company’s longer-term strategy and are related to long-term or multi-year goals set by the Company. Further, the PSUs that are earned vest over a three-year period commencing on the first anniversary of the date of grant, subject to continued employment, thereby further enhancing shareholder alignment as well as long-term commitment to the organization.

Performance Stock Units

Key Features

•  PSUs are earned based on one-year performance metrics (which metrics are intended to build toward long-term strategic initiatives), and subject to a 3-year vesting period following the grant date (with 1/3rd vesting on the first anniversary of the grant date and 1/3rd on each of the second and third anniversaries thereof). Earned units vest in equal increments subject to continued employment, even though the applicable performance goals were met

•  Subject to a maximum award amount

•  This structure provides for a longer period of shareholder alignment, and an additional retention element, because the shares underlying the PSUs are not issued until the vesting term has been satisfied (i.e., both the performance and service elements have been satisfied).

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The CEO (for the CFO, at the discretion of the Compensation Committee) receives cash in respect of any Performance Stock Units earned above target, subject to the service-based vesting requirements described above.

Performance Share Units Earned (Granted in January 2022 and Earned effective December 31, 2022)

Based upon the achievement of the Performance Stock Units Goals set forth in more detail below, the CEO earned a total of 77,782 Performance Stock Units (192.50% of target) and the CFO earned a total of 16,192 Performance Stock Units (187% of target), in each case, a portion of which settled in cash. The remaining portion of the Performance Stock Units will only be settled (i.e., paid) to the recipient to the extent the time-based vesting requirements are satisfied on each of the second and third anniversaries of the grant date. The Corporate Secretary does not participate in the Performance Share Units Plan.

Commencing in 2023, in response to shareholder feedback, the Compensation Committee is introducing a new long-term performance award into the executive compensation program, which will be eligible to be earned based on achievement of an ROIC performance goal measured over a three-year period. The Multi-Year Award is being granted to the CEO and certain other key officers of the Company. The Multi-Year Award was designed based on feedback received by shareholders and is intended to better align executive performance with the Company’s long-term strategy and shareholder interest.

Restricted Stock Award

In 2022, the CEO and CFO did not receive any Restricted Stock Awards (except performance based TSR Shares described above). The Corporate Secretary receives his long-term equity-based compensation awards in the form of restricted shares that vest over time. In 2022, he received a long-term equity incentive award in the form of restricted shares on February 11, 2022, the number of which was determined by applying a multiplier of 1.0 to his annual cash incentive for 2021, which was $122,960, and dividing the product by $127.59, which was the value of our shares on the grant date. Based on this calculation, he was granted 964 restricted shares, with restrictions lapsing ratably over four years.

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Key Components of 2022 CEO and CFO Compensation(1)

Compensation Element		Settled In	Key Design Features	Objective

Short-Term	Base Salary	Cash	• Aligned with peers, taking into account business complexity and industry experience	• Rewards the skill and expertise that our CEO and CFO contribute to the Company on a day-to-day basis

	Annual Cash Incentive	Cash	• For 2022, based on 100% on Adjusted EBITDA less CAPEX • No award earned unless threshold level performance is achieved

•  Focus on efficient and profitable operations, preservation of shareholder value, improvement in competitive position, and ability to further capitalize on opportunities for growth

•  Adjusted EBITDA metric is a primary method used by analysts for evaluation of common shares

•  Furthers shareholder alignment by placing significant annual compensation at risk

Long-Term	TSR Shares	Equity

•  Earned based on relative TSR performance over the three years following grant date

•  No shares earned if relative performance is below the peer group 30th percentile

•  Capped at target if absolute TSR is negative

•  Maximum payout for CEO is capped at 5x the grant date value

• Furthers shareholder alignment by tying significant compensation to achievement of strong relative total return performance over a multi-year period

	Performance Stock Units	Equity

•  Earned based on achievement of applicable performance goals set at or near the grant date

•  Shares only earned if applicable performance criteria established for the performance period have been achieved

•  Target awards vest equally over a three-year term subject to continued employment with the Company; above target settled in cash (for CFO, at Compensation Committee’s discretion)

• Furthers shareholder alignment by tying significant compensation to achievement of strategic objectives critical to long-term growth

(1)

Throughout this Proxy we reference non-GAAP measures, such as “Adjusted EBITDA”, “Adjusted EBITDA less CAPEX” and “net debt”, and other measures against which we gauge performance, liquidity, and compensation. Please refer to Annex A for an explanation and reconciliation of these non-GAAP measures.

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Performance Goals

The Compensation Committee approved performance goals and metrics for each of the CEO and CFO in December 2021 for the 2022 performance period in accordance with its normal practices. The goals for the CEO and CFO served as the basis for setting performance goals and metrics of business units, and included financial and operational performance goals and metrics which were designed to improve Company performance in a manner that would maximize shareholder value over the long term.

2022 CEO Goals and Metrics

Compensation Element	Weight	Goal and Metrics

Annual Incentive Plan Goal	100%	Adjusted EBITDA less CAPEX	• Threshold: $256M • Target: $366M (vs. actual of $307M achieved in 2021) • Maximum: $439M

Performance Stock Unit Goals	15%	Short list internal candidates for succession planning and develop individualized plans.

	30%	Achieve at least $200 million reduction in net debt (excluding SANAD-related distributions and expenditures required to be incurred in 2022, or change in accounting regarding the accounts receivable facility)

	15%

•  Achieve a reduction in drilling carbon intensity GHG emissions versus 2021 with a one year 7.5% reduction in US Land business and a 5% reduction in International Nabors rigs

•  Improve US employee SGA and FS diverse representation by 10%

	25%	Achieve 2022 Adjusted EBITDA for NDS of $90M

	15%	Prepare a detailed energy transition business plan, including specific marketing plan and goals, capital requirements in 2022 and the expected financial returns for each product line

2022 CFO Goals and Metrics

Compensation Element	Weight	Goal and Metrics

Incentive Plan Goal	100%	Adjusted EBITDA less CAPEX	• Threshold: $256M • Target: $366M (vs. actual of $307M achieved in 2021) • Maximum: $439M

Performance Stock Unit Goals	15%	Short list internal candidates for succession planning and develop individualized plans.

	30%	Achieve at least $200 million reduction in net debt (excluding SANAD-related distributions and expenditures required to be incurred in 2022, or change in accounting regarding the accounts receivable facility)

	25%	Finance organization efficiency and cost objective

	30%	Analysts, investors and rating agencies objective

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2022 Performance Achievements

Assessment of 2022 Annual Cash Incentive Award Achievement

For 2022, our CEO’s and CFO’s annual cash incentive award was based on a new financial metric, namely, “Adjusted EBITDA less CAPEX”. In 2021, the CEO’s and CFO’s annual cash incentive was based solely on Adjusted EBITDA. “Adjusted EBITDA less CAPEX” is a significant consideration used by investors and analysts in evaluating the Company and is therefore, we believe, a key driver of the Company’s share price. Building upon our use of Adjusted EBITDA as a financial metric to drive performance, “Adjusted EBITDA less CAPEX” is in line with our financial discipline to target our capital spending to higher margin, lower capital-intensive business segments. All references to “CAPEX” in these measures excludes SANAD new build rig capex.

2022 Performance Achievements

Objective	Weight	Target Ranges	Performance Achieved	Cash Incentive Earned
Adjusted EBITDA(1) less CAPEX	100%	• Threshold: $256M • Target: $366M • Maximum: $439M	The Company’s Adjusted EBITDA less CAPEX for 2022 was $419M versus $307M in 2021 which represents a 36% increase	Because the actual performance exceeded target payout levels, the cash incentive was earned at approximately $3M for the CEO and approximately $1.3M for the CFO.

Our Corporate Secretary’s annual cash incentive is based on the achievement of quantitative and qualitative performance goals established at the beginning of the annual performance period. For 2022, his performance goals included enhancements to the Company’s stock plan administration program, targeted shareholder outreach, and improvements to corporate governance and compliance programs. His cash incentive for 2022 was $150,700.

Assessment of 2022 Performance Stock Units Achievement (Granted in January 2022 and Earned in 2022 Based on 2022 Performance)

For the 2022 performance cycle, our CEO had five performance goals as set forth in the table below. Consistent with the request of shareholders, the goals are weighted more heavily toward financial performance.

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CEO Performance Goals and Assessment

2022 CEO Performance Achievements

	Performance Goal and Rationale	2022 Progress	Degree of Achievement Determined	Goal Weighting

1	Short list internal candidates for potential executive succession, circulate a detailed development plan appropriate for candidates and provide this to the Board no later than May 15, 2022; and Commence the individualized plans no later than June 1, 2022, and report progress to the Board quarterly through December 31, 2022. Identify training gaps as of December 31, 2022, to be closed during 2023. Rationale: To identify high-performing internal candidates and create an executive development program designed to produce viable successor candidates.	Completed Completed	100%	15%

2	Achieve at least $200 million reduction in adjusted net debt (excluding any SANAD distributions of cash to our partner, and any SANAD new rig CAPEX). Rationale: Part of long-term corporate objective to reduce financial leverage and associated risks and increased shareholder value. Actual net debt reduction achieved in 2021 was $216 million.	Achieved adjusted net debt decrease by $287.2M, excluding SANAD-related distributions and expenditures of $101.1M, during the year, resulting in a $186M reduction in net debt from $2.271Bn down to $2.085Bn.	100%	30%

3	Achieve a reduction in drilling carbon intensity GHG emissions with a one year 7.5% reduction in the US Land business and a 5% reduction in International Nabors rigs. Improve US employee SGA and FS diverse representation by 10% with a target of 41% for US employees and 36% for Leadership (Director and above – Houston only). Rationale: Align business objectives and performance with broad stakeholder base and a specific response to shareholder request to tie executive compensation to ESG goals.	We achieved a one-year reduction in GHG emissions intensity of only 1.2% vs. 7.5% target on the US Lower 48 rigs and 15% reduction vs. 5% target on Nabors’ international rigs Achieved 5% targeted improvement in diversity for employee level, and 5% targeted improvement in diversity in Leadership	75%	15%

4	Achieve 2022 Adjusted EBITDA for NDS of $90M. Rationale: Increase profit in this low capital intensity, high margin business. Actual Adjusted EBITDA for NDS in 2021 was $59.4M.	Adjusted EBITDA for NDS for 2022 was $98.7M, representing an improvement of 66% over prior year	100%	25%

5	Prepare a detailed energy transition business plan. Plan should include specific marketing plan and goals, capital requirements in 2022 and the expected financial returns for each product line. Rationale: To create an effective strategy for growth, determine future financial needs and attract investors and lenders to our growing energy transition business segment.	Business plan was provided to the Board, and it was determined by the Board that it met the criteria of the goal set.	100%	15%

The overall percentage achieved is the weighted average of the percentage completed for each goal, or 96.25%. As a result of the 96.25% achievement level, the Compensation Committee determined that 192.50% of the target amount of 40,406 Performance Stock Units originally granted to our CEO on January 1, 2022, or 77,782 Performance Stock Units in total, were earned. The initial 40,406 Performance Stock Units vest into common shares in three annual installments, with the first installment of 13,469 shares having occurred on January 1, 2023. The balance of the Performance Stock Units were settled in cash.

For the 2022 performance cycle, our CFO had the 5 performance goals set forth in the table below. Consistent with the request of shareholders, the goals are weighted more heavily toward financial performance.

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CFO Performance Goals and Assessment

2022 CFO Performance Achievements

	Performance Goal and Rationale	2022 Progress	Degree of Achievement Determined	Goal Weighting
1	Short list internal candidates for finance executives succession and circulate a detailed plan appropriate for each individual candidate for Board review no later than May 15, 2022 Commence the individualized plans no later than June 1, 2022, and report progress to the Board quarterly through December 31, 2022. Identify training gaps as of December 31, 2022, to be closed during 2023. Rationale: To identify high performing internal candidates and create an executive development program designed to produce viable successor candidates.	Completed Completed	100%	15%

2	Achieve at least $200 million reduction in net debt (excluding SANAD-related distributions and expenditures required to be incurred in 2022 or change in accounting regarding the accounts receivable facility). Rationale: Part of long-term corporate objective to reduce financial leverage and associated risks and increase shareholder value. Actual net debt reduction achieved in 2021 was $216 million.	Achieved adjusted net debt decrease by $287.2M, (excluding SANAD-related distributions and expenditures of $101.1M, during the year), resulting in $186 reduction in reported net debt from $2.271Bn down to $2.085Bn.	100%	30%

3	Based on Gartner’s 2021 Benchmark Data for companies in 11-50 countries and revenues between $1.0 and $10 billion, improve efficiency and reduce spend in the finance function as a percentage of revenue to at least 1.35% (Threshold) to achieve 50% of Target payout, and Target of 1.12% (Target), to achieve 100% Target payout. Rationale: Right size investments in the finance function based on company headcount and revenue generation to be in line with industry standards.	Achieved a reduction of spend in the finance function of 1.24% which falls just below the midpoint between Threshold (50% of Target) and Target (100%); therefore, a prorated completion rate was applied.	74%	25%

4	Continue to reset company image with Analysts/Investors by holding two thematic meetings with Analysts/Investors that include Nabors’ achievements and plans in NDS, Rig Technologies and Energy Transition. Add Analyst coverage by at least one analyst in the energy transition space by year end 2022. Hold three meetings per year with S&P and Moody’s with follow up on results. Present at three bond conferences. Rationale: Realign image and relationships with Analysts, Investors, and ratings agencies.	Barclays Conference, September 2022 Bank of America Conference, November 2022 Several references of Nabors’ energy transition projects by writing analysts, including Platts Global Energy Award Moody’s (multiple calls: 3/4, 3/10, 6/16, 9/19, 11/1) S&P (multiple calls: 2/7, 6/16, 9/22, 11/3) JPMorgan Global High Yield, 3/1-3/2 Goldman Sachs Leveraged Finance and Credit, 5/12-5/13 Bank of America Energy Credit, 6/8-6/9 Wells Fargo Leveraged Finance, 9/8-9/9 Bank of America General Leveraged Finance, 11/29	100%	30%

The overall percentage achieved is the weighted average of the percentage completed for each goal, or 93.50%. As a result of the 93.50% achievement level, the Compensation Committee determined that

2023 Proxy Statement	59

187% of the target amount of 8,659 Performance Stock Units originally granted to our CFO on January 1, 2022, or 16,192 Performance Stock Units in total, were earned. The initial 8,659 Performance Stock Units vest into common shares in three annual installments, with the first installment of 2,886 shares having occurred on January 1, 2023. The balance of the Performance Stock Units were settled in cash.

Assessment of TSR Performance

Based on the Company’s share performance for the 2020 – 2022 performance period, the Company’s ranking for TSR Shares granted in January 2020 was 7 out of 14 peers for that period and resulted in a multiplier of 110% being applied to the target grant of TSR Shares. Therefore, the CEO’s payout was 7,236 restricted shares, and the CFO’s payout was 5,376 restricted shares. The Corporate Secretary did not participate in the TSR Share Plan in 2020.

Equity-Based Award Policy

The Company has established an Equity-Based Award Policy that applies to the grant of all long-term equity incentive awards, including to our executive officers. Here is how this policy works in practice:

•	The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership within the first sixty days of each year.

•

The Compensation Committee delegates authority to the CEO, subject to predetermined caps, to approve equity awards to non-executive employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees. In connection with the appraisal review and compensation adjustment process for 2022, the CEO was delegated authority to grant up to an aggregate of $13.5 million in restricted shares to non-executive officer employees.

•	All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting.

Other Benefits and Perquisites

All of our employees, including our executive officers, may participate in health, pension and welfare benefit and other plans. Our executive officers and certain other employees may also receive company-sponsored club memberships as part of their overall compensation package. In addition, our CEO and CFO receive additional benefits under the terms of their respective agreements, as described below.

Severance and Other Payments

Severance protection can play a valuable role in attracting and retaining key executive officers and ensuring that they remain focused on the interests of the Company and our shareholders. Accordingly, we provide such protection for our CEO and CFO under various circumstances.

Termination Resulting from Death or Disability. Our CEO’s employment agreement provides that in the event of his death or Disability: (i) all restricted shares outstanding (including all Performance Shares and unvested TSR shares at target) shall vest on the vesting date; (ii) all outstanding options shall vest and remain exercisable for the remainder of the term; (iii) any amounts previously earned but unpaid, including a pro-rated portion of his annual cash incentive shall be payable; (iv) all unvested Performance Stock Units shall become vested (provided that (a) if the date of such termination occurs after the conclusion of the performance period but prior to the final determination of performance, then the number of earned Performance Stock Units shall be determined based on actual performance, and (b) if the date of such termination occurs prior to the conclusion of the performance period, then the earned Performance Stock Units shall be deemed to equal 200% of the target Performance Stock Units, pro-rated for the portion of the performance period during which our CEO was employed) and (v) he and his family shall remain covered under Company health plans until the later of the date he receives equivalent coverage under another employer or the death of him and his spouse. Mr. Petrello also will continue to be eligible for certain other benefits for three years following his termination resulting from Disability. He also is entitled to all amounts under the Executive Deferred Compensation Plan.

Our CFO’s employment agreement is substantially similar to our CEO’s employment agreement.

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Termination by Executive for Constructive Termination without Cause, or by the Company without Cause. In the event of a Constructive Termination without Cause, or if he is terminated by the Company without Cause, our CEO’s employment agreement provides for severance benefits substantially similar to those set forth above under “Termination Resulting from Death or Disability.” In addition, he would be entitled to 2.99 times the average of his base salary and annual cash incentive during each of the last three completed fiscal years.

Our CFO’s employment agreement is similar, except that he and his family are entitled to receive continued health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death.

Termination by the Company for Cause or by Written Voluntary Resignation. Our CEO’s employment agreement provides for: (i) base salary through the date of termination; (ii) vesting of all unvested restricted stock that was granted in connection with the annual incentive (if any); (iii) the vesting of all unvested options granted in connection with the annual incentive (if any), which (in addition to any stock options vested prior to the date of termination) shall remain exercisable for the remainder of its term; (iv) forfeiture of all unvested TSR Shares and Performance Stock Units; (v) payment of all amounts previously earned but unpaid; and (vi) in connection with a voluntary resignation only, continuation of health benefits for him and his family until the death of him and his spouse. He also is entitled to other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.

Our CFO’s employment agreement provides for: (i) base salary through the date of termination; (ii) forfeiture of unvested TSR Shares and Performance Shares; (iii) payment of all amounts previously earned but unpaid, and (iv) other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.

Termination after Expiration of Employment Agreement. Our CFO’s employment agreement provides that if he remains employed beyond the expiration date, and his employment is then terminated as a result of his death or Disability, or by the Company without Cause, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at target; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death. He also is entitled to all amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement does not include a similar provision.

Termination due to Qualified Retirement. Subject to the CFO providing at least 200 days’ notice to the Company, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at maximum levels; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death. He also is entitled to all amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement does not address this scenario.

Change in Control. In the event of a Change in Control with no termination of employment, our CEO’s agreement provides that all unvested equity awards shall vest. Performance Shares and TSR Shares shall be earned at maximum levels. Performance Stock Units shall become vested as of the date of such Change in Control if our CEO remains continuously employed through the date of such Change in Control; provided that, if such Change in Control occurs prior to the determination of performance, the earned Performance Stock Units shall be deemed to equal 200% of target.

Our CFO’s employment agreement provides that his unvested TSR shares shall vest at maximum level, and other equity awards shall be treated in a manner consistent with other executive direct reports of the CEO.

Both executives would be entitled to all vested amounts under the Executive Deferred Compensation Plan if the Change in Control satisfies applicable U.S. Treasury regulations and the Board takes action to liquidate the plan.

Additional information regarding severance benefits is included in the table under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

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Life Insurance and Other Perquisites

In addition to salary and annual cash incentive, our CEO receives group life insurance, various split-dollar life insurance policies, reimbursement of business-related expenses, and various perquisites (including personal use of company aircraft subject to income imputation rules). Premium payments under the split-dollar life insurance policies were suspended in 2002. Under our CEO’s employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to our CEO equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Our CFO also receives group life insurance, reimbursement of business-related expenses and various perquisites available to senior leaders of the Company generally.

Retirement Plans

Our executive officers are eligible to participate in the following retirement plans:

•	401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and

•

Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual cash incentive and to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.

Executive Plan

Under our Executive Deferred Compensation Plan (the “Executive Plan”), we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Our CEO and CFO have elected to participate in this fund, partially and fully, respectively, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant’s account.

Pursuant to our CEO’s employment agreement, at the end of each calendar quarter through March 31, 2020, the Company credited $300,000 to an account for him under this plan. These credits have continued after March 31, 2020, consistent with his employment agreement and in accordance with the terms of the plan. These deferred amounts, together with earnings thereon, will be distributed to him when (a) he reaches age 70, or (b) upon termination of employment for any reason other than cause. He will forfeit his account balance under this plan upon termination of employment for cause. When our CEO turned 62, he received a one-time payment equal to all amounts credited to that point in excess of $250,000 per calendar quarter, plus all earnings on such amounts.

Our CFO is also eligible to participate in the Executive Plan on the same basis as other senior leaders. The Compensation Committee elected to credit $400,000 to his account under the Executive Plan in 2022.

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Term of Employment

Our CEO’s employment agreement provides for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to him, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a Constructive Termination without Cause. Upon Consideration of the costs associated with unilaterally amending or terminating the CEO’s employment agreement, the Compensation Committee recommended to the independent members of the Board that no action be taken to terminate the agreement at the end of 2022. Neither our CEO nor the Company provided notice of termination, and as a result his employment agreement has automatically extended to December 31, 2023.

Our CFO’s employment agreement extends automatically by one-year unless Company provides notice of termination 90 days prior to such anniversary, or the CFO gives notice at least 200 days prior to his voluntary retirement. Such notice of termination by the Company does not constitute a Constructive Termination without Cause under his employment agreement. Neither our CFO nor the Company provided notice of termination, and as a result his employment agreement has automatically extended to June 1, 2024.

Share Ownership Policy

Executive officers are required to own the Company’s shares to further align their interests with those of other shareholders.

Our CEO’s employment agreement requires that he own Company common shares with a minimum acquisition value of five times his base salary. As of the record date for the Annual Meeting our CEO owns 424,344 common shares (inclusive of Performance Stock Units, but exclusive of 6,284 common shares for which he disclaims beneficial ownership and exclusive of all warrants to purchase common shares), which represent approximately 4.00% of our outstanding common shares and over 25 times the required minimum ownership.

Our CFO’s employment agreement requires that he own Company common shares with a minimum acquisition value of three times his base salary. As of the record date for the Annual Meeting of shareholders, our CFO currently owns 122,026 common shares (inclusive of Performance Stock Units but exclusive of all warrants to purchase common shares) and over 10 times the required minimum ownership.

The Company’s Share Ownership Policy for Named Executive Officers requires our Corporate Secretary to own Company common shares with a minimum acquisition of one time his base salary. As of the record date for the Annual Meeting of shareholders, he owns 6,010 common shares and over 4 times the required minimum ownership.

“Acquisition value” for purposes of any share ownership requirement means, for shares, the market closing price on the date of grant or purchase. For stock options, it means the Black Scholes value on the date of grant. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

Hedging Policy and Practices

The Company’s Insider Trading Policy prohibits all officers, directors and employees from trading in put and call options on, and short sales of, the Company’s shares.

Risk Assessment

The Compensation Committee reviews with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

2023 Proxy Statement	63

Tax Considerations – Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits to $1 million the amount of compensation that we may deduct in any year with respect to the Company’s “covered employees” as defined under Section 162(m). An exception to this deduction limitation was previously available for compensation that qualified as “performance-based compensation”, so long as such compensation met certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, the exception for performance-based compensation is no longer available effective for taxable years beginning after December 31, 2017, unless the compensation is paid pursuant to a written, binding contract in effect as of November 2, 2017, that qualifies for transition relief under the new tax legislation. As a result, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible. The Compensation Committee considers the deductibility of compensation as one of many factors in connection with designing our executive compensation programs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided above. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Tanya S. Beder, Chair

Anthony R. Chase

John P. Kotts

64	2023 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Ms. Beder (Chair) and Messrs. Chase and Kotts, all of whom are determined by the Board to be independent non-employee Directors. None of these Directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules. No executive officer of the Company serves as a member of the compensation committee of the Board of Directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the Board of Directors of any entity that has one or more of its executive officers serving as a member of our Board.

2023 Proxy Statement	65

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation reported for each of our named executive officers under SEC rules for the years ended December 31, 2022, 2021, and 2020.

Name	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total $

Anthony G. Petrello Chairman of the Board, President and CEO	2022	1,750,000	4,560,545	3,009,880	82,818	1,386,519	10,789,762
	2021	1,750,000	4,503,129	2,167,337	338,733	1,225,122	9,984,321
	2020	1,307,115	12,909,062*	1,743,000	253,970	1,325,198	17,538,345*

William J. Restrepo Chief Financial Officer	2022	748,077	1,751,742	1,289,949	35,092	640,414	4,465,274
	2021	650,000	1,621,156	805,011	124,539	465,941	3,666,647
	2020	503,000	3,070,121**	647,400	78,515	588,906	4,887,942**

Mark D. Andrews Corporate Secretary	2022	273,336	122,997	150,700	—	164,922	711,955
	2021	226,592	75,000	122,960	—	156,022	580,574
	2020	193,192	75,000	80,888	—	124,115	473,195

*	The $12,909,062 amount includes $7,547,220 in Performance Shares for the 2019 pay cycle. Excluding this, the stock award amount would be $5,361,842 and the total for 2020 would be $9,991,125.

**	The $3,070,121 amount includes $1,256,963 in Performance Shares for the 2019 pay cycle. Excluding this, the stock award amount would be $1,813,158 and the total for 2020 would be $3,630,979.

(1)	Represents salary earned during the applicable year. As an employee of the Company, Mr. Petrello does not receive any additional compensation for his service as a director.

(2)

The amounts shown in the “Stock Awards” column reflect the grant-date fair value of stock awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. TSR Shares are valued using the Monte Carlo method, using the assumptions detailed in the footnotes of our audited financial statements. Performance Stock Units are awarded at target value. Performance Shares are valued at the market price on the date of grant. Performance Stock Units are reflected in the table above based on target achievement of the applicable performance objectives, which was the probable outcome of achievement as of the applicable grant date. The maximum possible payout for Performance Stock Units granted in fiscal 2022, based on grant date fair value, is $6,553,045 for Mr. Petrello and $1,404,317 for Mr. Restrepo. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 7 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 9, 2023.

(3)

The annual cash incentives of our named executive officers are governed by our Incentive Plan, as described above under “Compensation Discussion and Analysis—Key Components of Executive Compensation—How We Determine Annual Cash Incentive.”

(4)

The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2022, above-market earnings represent the difference between the 6% interest rate earned under this plan and 5.12%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2022. Nonqualified deferred compensation activity for 2022 is detailed in the table under “Nonqualified Deferred Compensation” below.

66	2023 Proxy Statement

(5)	The amounts in the “All Other Compensation” column of this table consists of the following:

Name	Year	Insurance Benefits ($)(a)	Club Memberships ($)	Imputed Life Insurance ($)(b)	Other ($)(c)	401(k) Company Match ($)	Total $

Anthony G. Petrello	2022	0	2,706	7,916	1,360,647	15,250	1,386,519

William J. Restrepo	2022	0	16,336	4,760	603,314	15,250	640,414

Mark D. Andrews	2022	0	0	0	164,922	0	164,922

(a)

Economic benefit related to a split-dollar life insurance arrangement was $46,594 for Mr. Petrello for 2022. These amounts are reimbursed to the Company. The benefit as projected on an actuarial basis was $0 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.

(b)	Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello and Restrepo.

(c)

The amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000, unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $129,664, and an executive life insurance benefit of $30,983. The amount attributable in this column for Mr. Restrepo includes contributions to the Executive Plan of $400,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $184,072 and an executive life insurance benefit of $19,242. The amount in this column for Mr. Andrews includes a housing allowance of $48,000, reimbursement of dependent education of $49,000, reimbursement of Bermuda payroll taxes of $38,104, as well as company matching contributions to a Bermuda pension plan, reimbursement of club membership, and Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

Grants of Plan-Based Awards

The table below shows information about plan-based awards, including possible payouts for annual cash incentives under the Annual Incentive Plan, TSR Shares, PSUs and Restricted Shares, in each case as granted during the year ended December 31, 2022.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anthony G. Petrello

Annual cash incentive		1,225,000	1,750,000	3,500,000	N/A	N/A	N/A	N/A	N/A

TSR Shares	1/1/2022	N/A	N/A	N/A	7,576	15,153	30,305	N/A	1,284,023

Performance Stock Units	1/1/2022	N/A	N/A	N/A	12,122	40,406	80,812	N/A	3,276,522

William J. Restrepo

Annual cash incentive		525,000	750,000	1,500,000	N/A	N/A	N/A	N/A	N/A

TSR Shares	1/1/2022	N/A	N/A	N/A	4,329	8,659	17,317	N/A	1,049,583

Performance Stock Units	1/1/2022	N/A	N/A	N/A	2,598	8,659	17,318	N/A	702,158

Mark D. Andrews

Annual Cash Incentive		82,500	137,500	192,500	N/A	N/A	N/A	N/A	N/A

Restricted Shares	2/11/2022	N/A	N/A	N/A	N/A	N/A	N/A	964	122,997

Mr. Petrello:

TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2022, based upon the Company’s relative share performance measured over 2022 – 2024. In 2020, 2021 and 2022, the Compensation Committee and the CEO agreed to reduce his TSR Share award to 33%, 50%, and 50%, respectively, of his total opportunity provided for under his Employment Agreement.

Performance Stock Units: These PSUs were granted in January 2022 and were eligible to be earned by Mr. Petrello based on the achievement of the performance goals established for the year 2022, as

2023 Proxy Statement	67

determined by the Compensation Committee. Following the end of the performance period, 192.50% of the target number of PSUs granted were determined to have been earned. The number of earned PSUs that are payable in share-settled stock units is 40,406, which vest ratably over three years beginning in 2023. The remaining 37,376 performance stock units were settled in cash pursuant to the terms of the applicable award agreement.

Mr. Restrepo:

TSR Shares: These TSR Shares are eligible to vest at the end of the three-year period beginning January 1, 2022, based upon the Company’s relative share performance measured over 2022 – 2024.

Performance Stock Units: These PSUs were granted in January 2022 and were eligible to be earned by Mr. Restrepo based on the achievement of the performance goals established for the year 2022, as determined by the Compensation Committee. Following the end of the performance period, 187.00% of the target number of PSUs granted were determined to have been earned. The number of earned PSUs that are payable in share-settled stock units is 8,659, which vest ratably over three years beginning in 2023. The remaining 7,533 performance stock units were settled in cash pursuant to the terms of the applicable award agreement.

Mr. Andrews:

Mr. Andrews’ restricted stock vests ratably over four years beginning in 2023, subject to continued employment.

(1) Reflects the grant-date fair value of stock awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. TSR Shares are valued using the Monte Carlo method, using the assumptions detailed in the footnotes of our audited financial statements. Performance Shares are valued at the market price on the date of grant. Performance share Units are reflected in the table above based on target achievement of the applicable performance objectives, which was the probable outcome of achievement as of the applicable grant date. The maximum possible payout for performance share units granted in fiscal 2022, based on grant date fair value, is $6,553,045 for Mr. Petrello and $1,404,317 for Mr. Restrepo. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 7 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 9, 2023.

Option Exercises and Shares Vested

The following table provides additional information regarding stock options that were exercised and stock awards that vested during 2022 for our named executive officers.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Anthony G. Petrello	0	0	66,012	6,056,977

William J. Restrepo	0	0	12,273	1,138,866

Mark D. Andrews	0	0	461	57,123

Each of Mr. Petrello and Mr. Restrepo tendered shares to satisfy tax withholding obligations upon vesting of these share awards, and, accordingly, received fewer shares than shown in the table.

68	2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

The following table shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2022. The amounts reflected as market value are based on the closing price of our common shares of $154.87 on December 31, 2022, as reported on the NYSE.

Name	Grant Date	Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares that Have Not Vested ($)

Anthony G. Petrello (1)	1/2/2020					16,998	2,632,480	N/A	N/A
	1/2/2020					17,259	2,672,901	N/A	N/A
	1/2/2020					N/A	N/A	7,236(2)	1,120,639(2)
	1/4/2021					36,856	5,707,889	N/A	N/A
	1/4/2021					N/A	N/A	24,878(3)	3,852,856(3)
	1/1/2022					40,406	6,257,677	N/A	N/A
	1/1/2022					N/A	N/A	18,183	2,816,001(4)

William J. Restrepo(1)	1/2/2020					2,830	438,282	N/A	N/A
	1/2/2020					3,258	504,466	N/A	N/A
	1/2/2020					N/A	N/A	5,376(2)	832,581(2)
	1/4/2021					6,845	1,060,085	N/A	N/A
	1/4/2021					N/A	N/A	12,321(3)	1,908,153(3)
	1/1/2022					8,659	1,341,019	N/A	N/A
	1/1/2022					N/A	N/A	10,390	1,609,099

Mark D. Andrews (5)	2/22/2019					82	12,699	N/A	N/A
	2/22/2020					323	50,023	N/A	N/A
	2/24/2021					533	82,546	N/A	N/A
	2/11/2022					964	149,295	N/A	N/A

(1)

Each of Mr. Petrello’s and Mr. Restrepo’s TSR Share awards vest three years from the date of grant, based on our relative TSR performance compared to our peer group, subject to additional limitations as set forth in their respective award agreements. Performance Shares vest three years after the date of grant. Earned Performance Stock Units vest ratably over three years following the date of original grant.

(2)

On January 1, 2023, 7,236 and 5,376 TSR Shares for Mr. Petrello and Mr. Restrepo, respectively, vested following a determination by the Compensation Committee. The remaining 5,921 and 4,398 TSR Shares were forfeited.

(3)	Number of shares and payout values assume payout at 60% of maximum potential payout.

(4)	Number of shares and payout values assume payout at 60% of maximum potential payout.

(5)	Mr. Andrews’s restricted shares vest in equal installments on the first four anniversaries of the date of grant.

Nonqualified Deferred Compensation

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2022.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawal/ Distribution ($)	Aggregate Balance at Last Fiscal Year End ($)

Anthony G. Petrello	—	1,200,000	(1,825,323)	(38,634)	21,193,888

William J. Restrepo	—	400,000	255,041	—	4,185,126

Mark D. Andrews	—	—	—	—	—

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Potential Payments Upon Termination or Change in Control

The following table reflects potential payments to executive officers on December 31, 2022 for termination under various scenarios. The amounts shown assume the termination was effective on December 31, 2022, and the stock award amounts reflected are based on the closing price of our common shares of $154.87 on December 31, 2022, as reported on the NYSE. The payments described below for Mr. Petrello and Mr. Restrepo are governed by their respective employment and equity award agreements and the terms of the Executive Plan. Mr. Andrews does not have an employment agreement or participate in the Executive Plan.

Name	Termination Scenario	Cash Severance ($)	Option Awards ($)	Stock Awards ($)	Executive Plan ($)	Welfare Benefits ($)	Other ($)	Total ($)

Anthony G. Petrello	Change in Control(1)	—	—	29,506,297(2)	21,193,888(3)	—	—	50,700,185
	Termination upon Executive’s Death or Disability During Term of Employment(4)	3,009,880(5)	0(6)	29,506,297(2)	21,193,888(3)	167,464(8)	84,002(9)	53,961,531
	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	13,735,124(11)	0(6)	29,506,297(13)	21,193,888(3)	167,464(8)	84,002(9)	64,686,775
	Termination by Company for Cause or by Voluntary Resignation(12)	3,009,880(5)	0(6)	0(13)	0 (3)(14)	167,464(8)	—	3,177,344(15)

William J. Restrepo	Change in Control(1)	—	N/A	10,038,519(2)	4,185,126(3)	—	N/A	14,223,645
	Termination upon Executive’s Death or Disability During Term of Employment(4)	1,289,949(16)	N/A	7,107,526(7)	4,185,126(3)	36,497(17)	N/A	12,619,098
	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	5,856,599(18)	N/A	7,107,526(7)	4,185,126(3)	36,497(17)	N/A	17,185,749
	Termination by Company for Cause or by Voluntary Resignation(12)	1,289,949(16)	N/A	0(13)	0(3)(14)	—	N/A	1,289,949(15)
	Termination after Expiration of Agreement(19)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Termination due to Voluntary Retirement(20)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Mark D. Andrews		N/A	N/A	294,563(21)	N/A	N/A	N/A	294,563

(1)	Assumes no termination of employment. The term “Change in Control”, as applicable to each of Mr. Petrello and Restrepo, is defined in their respective employment agreements.

(2)

Includes the value of all unvested (a) Performance Shares and (b) Performance Stock Units (“PSUs”), each at 100% of the amount outstanding, except on account of PSU Shares for 2022 that would have otherwise been earned on December 31, 2022 and assumes earned PSUs that are payable in cash pursuant to the terms of the applicable award agreement are settled on December 31, 2022 and (c) TSR Shares at maximum value, except on account of TSR Shares that would have otherwise been earned on December 31, 2022.

(3)

A description of the Executive Plan is set forth above in “Nonqualified Deferred Compensation.” In the event of a Change in Control, assumes the requirements of the applicable U.S. Treasury regulations are met and the Board has taken action to liquidate the Executive Plan.

70	2023 Proxy Statement

(4)

Under the respective employment agreements for Messrs. Petrello and Restrepo, “Disability” is defined as the executive’s physical or mental inability to perform substantially his duties and responsibilities under the agreement, with or without reasonable accommodation, for a period of 180 consecutive days or a period of 180 days in any calendar year, as determined by an approved medical doctor.

(5)

Upon death or Disability, termination by the Company for Cause, or Voluntary Resignation, Mr. Petrello is entitled to any amounts previously earned but unpaid, including a prorated portion of annual cash incentive. The amount disclosed above represents the value of the annual cash incentive earned by Mr. Petrello in 2022.

(6)	Mr. Petrello would be entitled to exercise stock options following termination for the remaining life of the respective awards. Currently, Mr. Petrello has no outstanding stock options.

(7)

Includes the value of all unvested (a) Performance Shares and (b) PSUs, each at 100% of the amount outstanding, and unvested TSR Shares at (x) maximum value for Mr. Petrello, and (y) target value for Mr. Restrepo, except on account of TSR Shares that would have otherwise been earned on December 31, 2022.

(8)

Amount represents the present value of providing medical, vision, dental and life insurance benefits following termination until the later of his death or the death of his spouse, assuming an inflation rate equal to the risk-free rate for U.S. Treasury securities, discounted back to the present value based on an assumed mortality of 19 years as of December 31, 2022.

(9)

Represents (i) an estimated value of $75,884 for Mr. Petrello’s personal use of Company aircraft for one-year following his termination, assuming usage equal to the average of the three years immediately prior to termination, and (ii) $8,118 for continuation of Mr. Petrello’s club memberships for three years following termination, assuming continuation of 2022 cost.

(10)	The term “Constructive Termination Without Cause” as applicable to each of Mr. Petrello and Restrepo, is defined in their respective employment agreements.

(11)

Pursuant to his employment agreement, Mr. Petrello has the right to receive 2.99x the average sum of his base salary and annual cash incentive during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $10,725,244 which is 2.99x the average sum of Mr. Petrello’s base salary and annual cash incentive paid during each of the last three years ending on December 31, 2022, and (ii) $3,009,880, which is the value of the annual cash incentive earned by Mr. Petrello in 2022.

(12)

Under Mr. Petrello’s employment agreement, “Cause” is defined as a good faith determination by the vote of at least 75% of the independent members of the Board that one or more of the following as occurred (in each case subject to reasonable notice and opportunity to cure): (i) Mr. Petrello has pleaded guilty or no contest, or is convicted of a felony or a crime involving moral turpitude; (ii) there are facts and applicable law showing demonstrably that Mr. Petrello has materially breached a material obligation under his agreement; or (iii) Mr. Petrello knowingly violated any state or federal securities laws.

Under Mr. Restrepo’s employment agreement, “Cause” is defined as a good faith determination by the Board that one or more of the following as occurred: (i) a material act or acts of dishonesty or disloyalty which could or has materially or adversely affected the Company; (ii) a material breach of Mr. Restrepo’s obligations under the agreement which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iii) a material breach of any personnel policies which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iv) gross negligence or willful misconduct in performance of the duties required of Mr. Restrepo under the agreement, including any intentional act of discrimination or harassment; (v) conviction of any felony; (vi) conviction of any crime involving moral turpitude; (vii) any act or acts which are materially detrimental to the image or reputation of the Company, or acts which did or could result in material financial loss to the Company.

(13)

Assumes a termination for Cause and no vesting of unvested Performance Shares. In the event of a Voluntary Resignation, this amount would be $18,391,587 for Mr. Petrello and $4,176,534 for Mr. Restrepo.

(14)	Assumes a termination for Cause. In the event of a Voluntary Resignation, this amount would be $21,193,888 for Mr. Petrello and $4,185,126 for Mr. Restrepo.

2023 Proxy Statement	71

(15)	Assumes a termination for Cause. In the event of a Voluntary Resignation this amount would be $42,762,819 for Mr. Petrello and $9,651,609 for Mr. Restrepo.

(16)

Upon death or Disability, termination by the Company for Cause, Voluntary Resignation, Mr. Restrepo is entitled to any amounts previously earned but unpaid, including a prorated portion of annual cash incentive. The amount disclosed above represents the value of the annual cash incentive earned by Mr. Restrepo in 2022.

(17)	Amount represents the cost of continuing medical, vision, dental and life insurance benefits for three years following Mr. Restrepo’s termination or Voluntary Retirement, at 2022 costs.

(18)

Pursuant to his employment agreement, Mr. Restrepo has the right to receive 2.99x the average sum of his base salary and annual cash incentive during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $4,566,650 which is 2.99x the average sum of Mr. Restrepo’s base salary and annual cash incentive paid during each of the last three years ending on December 31, 2022, and (ii) $1,289,949, which is the value of the annual cash incentive earned by Mr. Restrepo in 2022.

(19)

This applies only after termination of the employment agreement in the event of a termination of employment for death, Disability, by Mr. Restrepo for Constructive Termination, or by the Company for any reason other than the foregoing.

(20)

After June 1, 2022, retirement requires at least 200 days prior written notice by Mr. Restrepo to be entitled to potential payments. Accordingly, no entitlement is reflected as of December 31, 2022. In the event of qualifying Voluntary Retirement, this amount would be $14,260,142.

(21)	Represents the value of 1,902 unvested restricted shares held by Mr. Andrews on December 31, 2022.

Required CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Petrello. The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. To identify the median compensated employee in 2020, we determined that, as of December 31, 2020, our population consisted of approximately 10,000 employees worldwide, excluding 500 employees—or 5% of our total employee population as permitted by the SEC’s de minimis exemption—from the following countries: Indonesia (144) and Russia (356). Using this population, we reviewed all elements of compensation for the annual period ending December 31, 2020, including actual cash compensation consisting of base salary (for salaried employees) and rate of pay (for hourly employees), overtime (where applicable) and annual bonus. For annual bonus amounts, we used the 2020 annual bonus (paid in 2021) for U.S. and Canadian employees, and we assumed the 2020 annual bonus (paid in 2021) for non-U.S. and non-Canadian employees to be the same as 2020. We annualized base pay for those permanent employees who did not work for the entire 12-month period. We used average exchange rates from January 1, 2020, to December 31, 2020, to convert the cash compensation of non-U.S. employees to U.S. currency. We did not exclude employees who joined the Company from acquired companies. For 2020, we determined that our median compensated employee is a senior buyer working for our joint venture in Saudi Arabia.

In 2022, this employee had total compensation of $49,641 (using the same calculation used to determine our CEO’s compensation in the Summary Compensation Table, as described above). The ratio of our CEO’s total compensation to the compensation of this median employee is 217:1.

72	2023 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans

The following tables provides information about our equity compensation plans (the 1999 Plan, the 2003 Plan, and the Amended 2016 Stock Plan) as of December 31, 2022:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	440	$328.62	388,611

Equity compensation plans not approved by security holders	16,351	$139.90	14,769

Total	16,791		403,380

Following is a brief summary of the material terms of the plans that have not been approved by our shareholders. Unless otherwise indicated, (1) each plan is administered by an independent committee appointed by the Company’s Board; (2) the exercise price of options granted under each plan must be no less than 100% of the fair market value per common share on the date of the grant of the option; (3) the term of an award granted under each plan may not exceed 10 years; (4) options granted under the plan are nonstatutory options (“NSOs”) not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”); and (5) unless otherwise determined by the Committee in its discretion, options may not be exercised after the optionee has ceased to be employed by the Company.

1999 Stock Option Plan for Non-Employee Directors

The 1999 Plan reserves for issuance up to 60,000 common shares of the Company pursuant to the exercise of options granted under the plan. The plan is administered by the Board or a Committee appointed by the Board. Eligible Directors may not consider or vote on the administration of the plan or serve as a member of the Committee. Options may only be granted under the plan to non-employee Directors of the Company. Unless otherwise provided in the 1999 Plan, options granted under the 1999 Plan vest and become non-forfeitable on the first anniversary of the date of grant, provided that the optionee has continued to serve as a director until the applicable vesting date. The Board typically grants fully vested options to Directors who choose to receive them in lieu of quarterly director retainer fees. In the event of termination of an optionee’s service as a director by reason of voluntary retirement, declining to stand for re-election or becoming a full-time employee of the Company or a subsidiary of the Company, all unvested options granted under the 1999 Plan automatically expire without becoming exercisable, and all vested but unexercised options continue to be exercisable until their stated expiration date. All unvested options automatically vest and become non-forfeitable as of the date of a non-employee director’s death or disability and remain exercisable for two years from the date of the death of the optionee or until the stated expiration date, whichever is earlier. In the event of the termination of an optionee’s service as a director by the Board for cause or the failure of such director to be re-elected, the administrator of the plan in its sole discretion can cancel the then-outstanding options of the optionee, including options that have vested, and those options automatically expire and become non-exercisable on the effective date of the termination.

2023 Proxy Statement	73

Pay-Versus-Performance
The following table presents certain information regarding compensation paid to Nabors’ CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2022. The amounts shown below are calculated in accordance with Item 402(v) of Regulation
S-K.

Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table total for Non-CEO Named Executive Officers ($) (3)	Average Summary Compensation Actually Paid to Non-CEO Named Executive Officers ($) (2)(3)	Value of Initial Fixed $100 Investment Based on:		Stated in Thousands
					Total Shareholder Return of Nabors	DJ US Oil Equipment & Services Index (4)	Net Income (Loss) $	Adjusted EBITDA $ (5)

2022	10,789,762	30,117,200	2,588,615	5,325,474	110.05	125.60	(350,262)	709,392

2021	9,984,321	18,318,728	2,123,611	2,932,914	57.62	75.93	(572,925)	481,940

2020	17,538,345	4,758,974	2,680,569	1,001,102	41.38	60.66	(820,252)	563,892

(1)
The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Petrello, in the Summary Compensation Table for fiscal years 2022, 2021 and 2020. Mr. Petrello served as CEO for each of the years presented.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable year, but also include (i) the year-end
value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of th
e prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year, and (iii) certain dividends paid on unvested equity awards.

(3)
The dollar amounts reported are the average amounts of total compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for fiscal years 2022, 2021 and 2020. For each of the years presented, reflects compensation information for Mr. Andrews and Mr. Restrepo, our non-PEO
NEOs for those years.

(4)
Reflects cumulative total shareholder return of the Dow Jones US Oil Equipment & Services Index (“DJUSOESI”), as of December 31, 2022. The DJUSOESI is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2022.

(5)
Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. For a reconciliation of net income attributable to the Company on a GAAP basis to adjusted EBITDA, see Annex A.

To calculate the amounts in the “Compensation Actually Paid to CE
O
” column in the t
ab
le above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table (SCT):

Year	Summary Compensation Table for CEO ($)	Reported Value of Equity Awards for CEO ($) (1)	Equity Award Adjustments for CEO ($) (2)	Reported Change in the Actuarial Present Value of Pension Benefits for CEO ($) (4)	Pension Benefits Adjustments for CEO $ (4)	Compensation Actually Paid to CEO $

2022	10,789,762	(4,560,545)	23,887,983	0	0	30,117,200

2021	9,984,321	(4,503,129)	12,837,536	0	0	18,318,728

2020	17,538,345	(12,909,062)	129,691	0	0	4,758,974

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the “Stock Awards” column in the SCT for each applicable year.

(2)	Represents the year-over-year change in the fair value of equity awards to our CEO, as itemized in the table below. No awards vested in the year they were granted.

74	2023 Proxy Statement

Fair Value of Equity Awards for CEO	2022 $	2021 $	2020 $

As of year-end for awards granted during the year	14,669,230	10,201,921	6,575,358

Year-over-year increase (decrease) of outstanding and unvested awards granted in prior years	8,175,298	1,976,273	(5,946,996)

Increase (decrease) from prior fiscal year–end for awards that vested during the year	999,593	611,033	(618,880)

Dividends Paid on Unvested Shares and Stock Options	43,862	48,309	120,209

Total Equity Award Adjustments	23,887,983	12,837,536	129,691
(3)	Represents the dividends paid to our CEO on unvested restricted stock and performance share units accrued pursuant to the respective award agreements.

(4)	Our CEO only participates in a 401(k) and Nonqualified Executive Deferred Compensation Plan.
To calculate the amounts in the “Average Compensation Actually Paid to
Non-CEO
Named Executive Officers” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO
NEOs for each applicable year, as reported in the SCT for that year:

Year	Average Reported Value of Summary Compensation Table for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non- CEO NEOs ($) (1)	Average Equity Award Adjustments for Non-CEO NEOs ($) (2)	Average Reported Change in the Actuarial Present Value of Pension Benefits for Non- CEO NEOs ($) (2)	Average Pension Benefits Adjustments for Non-CEO NEOs $ (4)	Average Compensation Actually Paid to Non- CEO NEOs $

2022	2,588,615	(937,370)	3,674,229	0	0	5,325,474

2021	2,123,611	(848,078)	1,657,381	0	0	2,932,914

2020	2,680,569	(1,572,561)	(106,905)	0	0	1,001,102

(1)
Represents the average of the grant date fair value of the equity awards to our named executive officers (other than our CEO), as reported in the “Stock Awards” column in the SCT for each applicable year.

(2)
Represents the average of the year-over-year change in the fair value of equity awards to our named executive officers (other than our CEO), as itemized in the table below. No awards vested in the year they were granted.

2023 Proxy Statement	75

Fair Value of Equity Awards for Non-CEO NEOs	2022 $	2021 $	2020 $

As of year-end for awards granted during the year	2,276,260	1,363,948	770,137

Year-over-year increase (decrease) of outstanding and unvested awards granted in prior years	1,281,721	217,721	(828,255)

Increase (decrease) from prior fiscal year–end for awards that vested during the year	110,083	67,231	(65,796)

Average Dividends Paid on Unvested Shares and Stock Options	6,165	8,481	17,009

Total Equity Award Adjustments	3,674,229	1,657,381	(106,905)

(3)	Represents the dividends paid to our named executive officers (other than our CEO) on unvested restricted stock and performance share units accrued pursuant to the respective award agreements.

(4)	Our named executive officers (other than our CEO) only participate in a 401(k) and Nonqualified Executive Deferred Compensation Plan.
Pay-for-Performance
Alignment
The following table identifies the f
our
most important financial performance measures us
e
d by our
C
ompensation Committee t
o
link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2022, calculated in accordance with Item 402(v) of Regulation
S-K,
to company performance. The role
o
f each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Measures
Adjusted EBITDA
Adjusted Free Cash Flow
Total Shareholder Return
Net Debt Reduction
The charts on the following page reflect that the CAP over the three-year period ended December 31, 2022 aligns to trends in Nabors’ TSR, net income and adjusted EBITDA results over the same period.
In addition, the chart titled “CAP vs. Total Shareholder Return (NBR and DJUSOEI)” refl ects
that Nabors’ TSR over this three-year period aligns closely to DJUSOEI TSR over the same period.
In 2020, the significant reduction in CAP for our CEO and other NEOs was primarily impacted by the stock price depreciation. In 2021, CAP for our CEO and other NEOs was primarily impacted by Nabors’ share price appreciation of 39.25%. For 2022, CAP for our CEO and other
Non-CEO
NEOs was primarily impacted by Nabors’ share price appreciation of 91.0%.

76	2023 Proxy Statement

Compensation Actually Paid vs. Nabors TSR

Compensation Actually Paid vs. Net Income

2023 Proxy Statement	77

Compensation Actually Paid vs. Adjusted EBITDA

Nabors TSR vs. DJ US Oil Equipment & Services Index

78	2023 Proxy Statement

Advisory Vote to Approve Compensation of Named Executive Officers
Proposal 3	The Board of Directors recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

As described above in detail under “Compensation Discussion and Analysis”, we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.

As required by Section 14A of the Exchange Act, shareholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. While the vote to approve executive compensation is nonbinding, the Board and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee. The next advisory vote to approve compensation of Named Executive Officers will occur in 2024.

2023 Proxy Statement	79

Advisory vote on the Frequency of Shareholder “Say-on-Pay” Votes (“Say-When-on-Pay”)
Proposal 4	The Board of Directors recommends that you vote “FOR” the option of “Every One Year” as the preferred frequency for advisory votes to approve named executive officer compensation.

As required by Section 14A of the Exchange Act, shareholders are also invited to vote, on a nonbinding, advisory basis, on the preferred frequency of future advisory votes to approve named executive compensation (i.e., Say-on-Pay votes described in Item 3 above). Shareholders may indicate whether they would prefer that we conduct future Say-on-Pay votes once every one year, every two years or every three years. Shareholders may also abstain from casting a vote on this proposal.

Our last Say-When-on-Pay vote was conducted at the 2017 Annual General Meeting, at which time our shareholders recommended that we conduct future Say-on-Pay votes every year. Our Board approved this recommendation, and we currently hold our Say-on-Pay votes every year. The Board and the Compensation Committee continue to be proactive in receiving feedback from shareholders regarding executive compensation and we continue to believe that holding Say-on-Pay votes every year provide our company with the best opportunity to hear shareholder feedback on a regular, ongoing basis. Therefore, the Board has determined that it is appropriate to recommend that the Company continue to hold Say-on-Pay votes every year.

As noted, this vote is advisory only, but the Board and the Compensation Committee will take into account the outcome of the vote in considering the frequency of future advisory votes to approve named executive officer compensation. The Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

80	2023 Proxy Statement

ADDITIONAL INFORMATION

General Information

This Proxy Statement and the proxy card/voting instructions are being furnished to all shareholders beginning on or about April 27, 2023, in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the Annual Meeting.

In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.

Meeting Information

We will hold the Annual Meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067, at 10:00 a.m. Central Daylight Time on Tuesday, June 6, 2023, unless adjourned or postponed. Directions to the Annual Meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038.

Who Can Vote & Record Date

All shareholders of record at the close of business on April 10, 2023 (the “record date”), are entitled to vote, in person at the Annual Meeting or by proxy, on each matter submitted to a vote of shareholders at the Annual Meeting. On the record date, 10,630,607 of the Company’s common shares were outstanding, the holders of which are entitled to one vote per common share on all matters. The number of common shares outstanding includes 1,090,003 shares held by certain of our Bermuda subsidiaries, which will be voted consistent with the Board’s recommendation. We currently have no other class of securities entitled to vote at the Annual Meeting.

Meeting Attendance

Only record or beneficial owners of the Company’s common shares as of the record date may attend the Annual Meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license or passport. Beneficial owners who hold their shares through a broker, dealer, or other nominee must also present evidence of share ownership, such as a recent brokerage account or bank statement, as well as present a legal proxy from their broker. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the Annual Meeting.

Important Notice Regarding Internet Availability of Materials

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2022, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them prior to distribution of the Proxy Statement. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed or otherwise delivered, which explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

2023 Proxy Statement	81

Householding

The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card or voting instructions. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that residence may receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker, call our Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Proxy Solicitation

We have retained Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, for a fee of approximately $14,300, plus reimbursement of out-of-pocket costs and expenses, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay all expenses associated with this solicitation and the preparation of proxy materials. In addition, certain of our Directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities.

Voting Information

Quorum. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the Annual Meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name. As an alternative to voting in person at the Annual Meeting, you may direct your vote for the Annual Meeting by telephone or via the Internet or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. We encourage you to vote via telephone or the internet prior to the Annual Meeting in order to ensure that your vote is recorded in a timely manner. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name and broker nonvotes. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and bring it to the Annual Meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. NYSE member brokers may vote your shares on the approval and appointment of the Company’s independent auditor and authorization for the Audit Committee to set the independent auditor’s remuneration, which is a “discretionary” item. All other items to be voted on at the Annual Meeting are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a “broker nonvote”. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on the proposal.

82	2023 Proxy Statement

Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election as a director. Because directors are elected by a plurality of votes and there are only seven nominees for the seven director positions, withheld votes will have no effect on the election of directors. On the other proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the Annual Meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the Annual Meeting to the Corporate Secretary in person or the Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) actually voting in person at the Annual Meeting. Please note that merely attending the Annual Meeting will not, by itself, constitute a revocation of a proxy.

Dissenters’ Rights of Appraisal. There are no dissenter or appraisal rights relating to the matters to be acted on at the Annual Meeting.

Votes Required / Abstentions and Broker Nonvotes. The following chart provides information on the votes required to elect a director nominee or approve a proposal and the treatment of abstentions and broker nonvotes:

Voting Item	Vote Required to Elect or Approve	Treatment of Abstentions and Broker Nonvotes

Election of Directors	Each director must receive a plurality of the votes cast; however, a nominee who does not receive the affirmative vote of a majority of the shares voted in connection with their election must tender their conditional resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.	No effect

Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares

Advisory Vote to Approve Named Executive Officer Compensation (Say-on-Pay)	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

Advisory vote on the frequency of future “Say-on-Pay” votes

Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.

In the event that no option receives the affirmative vote of the holders of a majority of shares present in person or represented by proxy, we will consider the option that receives the most votes to be the option selected by our shareholders.

Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

2023 Proxy Statement	83

Shareholder Matters

Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be non-resident for such exchange control purposes; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by the Company or its operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to shares, debentures or other obligations of the Company held by non-residents of Bermuda.

2024 Shareholder Proposals

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2024 Annual General Meeting of shareholders (including the inclusion of a director nominee submitted pursuant to our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders) must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 29, 2023. Shareholder proposals not received by such date will be considered untimely under the SEC’s Rule 14a-8, as calculated in the manner prescribed by Rule 14a-4(c)(1). We will not be required to include any such untimely proposal in our proxy materials.

To comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must have provided notice that sets forth the information required by Rule 14a-19 no later than April 10, 2024.

As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. December 29, 2023, is also the date by which up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years may nominate and include in our proxy materials nominees representing up to 20% of the Board, as more completely detailed in our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders available at www.nabors.com.

In accordance with our Bye-laws, in order to be properly brought before the 2024 Annual General Meeting, a notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or to Company’s principal executive offices at Crown House, 2nd Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s Annual Meeting (provided, however, that if the 2024 Annual General Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting is mailed or public disclosure of the date of the Annual General Meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 8, 2024 and no later than April 7, 2024.

84	2023 Proxy Statement

Other Matters

Other than the presentation of the annual audited financial statements for the Company’s 2022 fiscal year, the Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

NABORS INDUSTRIES LTD.

Mark D. Andrews

Corporate Secretary

Dated: April 27, 2023

2023 Proxy Statement	85

ANNEX A

DEFINITIONS:

Definitions Regarding Reconciliation

“Adjusted EBITDA” is defined as net income (loss) adjusted for (1) (Income) loss from discontinued operations, net of tax (2) Income tax expense (benefit), (3) Investment income (loss), Interest expense, Impairments and other charges, Other, net and (4) Depreciation and amortization. Adjusted EBITDA is used in the calculation of CEO and CFO compensation.

“Adjusted EBITDA” by segment represents adjusted operating income (loss) plus depreciation and amortization.

“Adjusted free cash flow” represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the Company’s ability to generate cash flow, after reinvesting in the Company’s future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

“Adjusted gross margin per day” represents Adjusted gross margin divided by the total number of rig revenue days during the period.

“Adjusted gross margin” by segment represents Adjusted operating income (loss) plus general and administrative costs, research and engineering costs, plus depreciation and amortization.

“Rig revenue days” represents the number of days the Company’s rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned. Daily rig revenue represents operating revenue, divided by the total number of rig revenue days during the quarter.

“Net debt” is calculated as total debt minus the sum of cash and cash equivalents and short-term investments.

Each of these terms is a non-GAAP measure and should not be used in isolation or as a substitute for amounts reported in accordance with GAAP. However, we evaluate the performance of the Company, operating segments and compensation based on several criteria, including these non-GAAP measures, because we believe that these financial measures accurately reflect, and provide additional insight to investors on, the Company’s ongoing profitability, performance and liquidity.

Other Definitions

“F”, means Field, and includes the cost of employees who are assigned to specific productive job (e.g., employees assigned to specific rig).

“Field” employees are assigned to a specific rig, whereas FS employees are assigned to a yard/warehouse. SGA employees are not assigned to any rig.

“GRI” means Global Reporting Initiative, an independent, international organization that provides a global common language to communicate business impacts.

“SASB” means Sustainability Accounting Standard Board, a non-profit organization, founded in 2011 to develop sustainability accounting standards with the intent of standardizing reporting of ESG data.

“SGA” and “FS” are employees in administrative job codes or field support job codes, i.e., all non-Field employees.

“TCFD” means Task Force on Climate-related Financial Disclosures, a global organization formed to develop a set of recommended climate-related disclosures that companies and financial institutions can use to better inform investors, shareholders and the public of climate-related financial risks.

2023 Proxy Statement	A-1

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

Reconciliation of Adjusted EBITDA	Dec. 31, 2020 (in thousands	Dec. 31, 2021 (in thousands	Dec. 31, 2022 (in thousands)

Net Income (loss)	$(762,846)	$(543,690)	$(307,219)

(Income) loss from discontinued operations, net of tax	(7)	(20)	-

Income (loss) from continuing operations, net of tax	(762,853)	(543,710)	(307,219)

Income tax expense (benefit)	57,286	55,621	61,537

Income (loss) before income taxes	(705,567)	(488,089)	(245,682)

Investment income (loss)	(1,438)	(1,557)	(14,992)

Interest expense	206,274	171,476	177,895

Impairments and other charges	410,631	-	-

Other, net	199,707	39,998	127,099

Operating income (loss)	(289,807)	(211,441)	44,320

Depreciation and amortization	853,699	693,381	665,072

Adjusted EBITDA	$563,892	$481,940	$709,932

Reconciliation of Adjusted EBITDA by Segment	Dec. 31, 2022 (in thousands)

	Adjusted operating income (loss)	Plus: Depreciation and amortization	Adjusted EBITDA

U.S. Drilling	$108,506	$311,758	$420,264

Canada Drilling	13	-	13

International Drilling	(879)	329,333	328,454

Drilling Solutions	77,868	20,831	98,699

Rig Technologies	8,906	5,793	14,699

Other reconciling items	(150,094)	(2,643)	(152,737)

Total	$44,320	$665,072	$709,392

Reconciliation of Net Debt to Total Debt	Dec. 31, 2022 (in thousands)	Dec. 31, 2021 (in thousands)	Dec. 31, 2020 (in thousands)

Long-term debt	2,537,540	3,262,795	2,968,701

Less: Cash and short-term investments	452,315	991,488	481,746

Net Debt	$2,085,225	$2,271,307	2,486,955

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided by Operating Activities	Dec. 31, 2022 (in thousands)

Net cash provided by operating activities	$501,089

Add: Capital expenditures, net of proceeds from sales of assets	(346,732)

Adjusted free cash flow	$154,357

A-2	2023 Proxy Statement

Reconciliation of Adjusted Gross Margin	Dec. 31, 2022 (in thousands)

Lower 48 – U.S. Drilling

Adjusted operating income	$68,317

Plus: General and administrative costs	18,960

Plus: Research and engineering	6,539

GAAP Gross Margin	93,816

Plus: Depreciation and amortization	256,907

Adjusted gross margin	$350,723

Other – U.S. Drilling

Adjusted operating income	$40,189

Plus: General and administrative costs	1,357

Plus: Research and engineering	594

GAAP Gross Margin	42,140

Plus: Depreciation and amortization	54,852

Adjusted gross margin	$96,992

U.S. Drilling

Adjusted operating income	$108,506

Plus: General and administrative costs	20,317

Plus: Research and engineering	7,133

GAAP Gross Margin	135,956

Plus: Depreciation and amortization	311,759

Adjusted gross margin	$447,715

2023 Proxy Statement	A-3

NABORS INDUSTRIES LTD.

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09919-P90842                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — —— — — — — — — — —— — — — — — — — —— — — — — — — — —— — — — — — — — —— — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NABORS INDUSTRIES LTD.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. ELECTION OF DIRECTORS Nominees:	☐	☐	☐
01) Tanya S. Beder 05) Michael C. Linn 02) Anthony R. Chase 06) Anthony G. Petrello 03) James R. Crane 07) John Yearwood 04) John P. Kotts

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.  Proposal to appoint PricewaterhouseCoopers LLP as independent auditor for the year ending December 31, 2023, and to authorize the Audit Committee of the Board of Directors to set the independent auditor's remuneration.

						☐	☐	☐

3. Approval, on a non-binding, advisory basis, of the compensation paid by the Company to its named executive officers.						☐	☐	☐

The Board of Directors recommends that you vote one year on the following proposal:					1 Year	2 Years	3 Years	Abstain

4. Advisory vote, on a non-binding basis, to recommend the frequency of future advisory votes on the compensation paid to the Company's named executive officers.					☐	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed under proposal 1 and FOR proposals 2, 3 and one year, for proposal 4. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Information

2023 Annual General Meeting of Shareholders

June 6, 2023 at 10:00 a.m. CDT at

The Offices of Nabors Corporate Services, Inc.

515 West Greens Road

Houston, Texas 77067

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V09920-P90842

NABORS INDUSTRIES LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and William J. Restrepo, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central Daylight Time on June 6, 2023, at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AND ONE YEAR, FOR PROPOSAL 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE